UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Vanda Pharmaceuticals Inc.

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Vanda Pharmaceuticals Inc.

2200 Pennsylvania Avenue, Suite 300E

Washington, D.C. 20037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Vanda Pharmaceuticals Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on May 22, 2014, at 9:00 a.m. local time at the Washington Marriott, located at 1221 22nd Street NW, Washington, D.C. 20037 for the following purposes:

•	Proposal 1: To elect Richard W. Dugan and Vincent J. Milano to serve as Class II directors until the 2017 annual meeting of stockholders;

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Proposal 2:    To ratify the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014;

•	Proposal 3: To approve on an advisory basis the named executive officer compensation; and

•	To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

The record date for the Annual Meeting is March 28, 2014. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination at our offices in Washington, D.C. during normal business hours for a period of ten days prior to the Annual Meeting.

YOUR VOTE IS IMPORTANT!

Your vote is important. Please vote by using the internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 22, 2014. The proxy statement and annual report are available at www.proxyvote.com.

Your Board of Directors unanimously recommends you vote the proxy card “FOR” the Company’s two director nominees, Richard W. Dugan and Vincent J. Milano; “FOR” Proposal 2 and “FOR” Proposal 3.

By Order of the Board of Directors,

James P. Kelly Senior Vice President, Chief Financial Officer, Treasurer and Secretary Washington, D.C. April 7, 2014

This notice of Annual Meeting and accompanying proxy statement are being distributed or made available to stockholders on or about April 7, 2014.

Vanda Pharmaceuticals Inc.

2200 Pennsylvania Avenue, Suite 300E

Washington, D.C. 20037

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

May 22, 2014

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Vanda Pharmaceuticals Inc. (sometimes referred to as “we”, the “Company” or “Vanda”), which will be held on May 22, 2014, at 9:00 a.m. local time at the Washington Marriott, located at 1221 22nd Street NW, Washington, D.C. 20037.

We are making this proxy statement and our annual report available to stockholders at www.proxyvote.com. On or about April 7, 2014, we will begin mailing to certain of our stockholders a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report at that website. The Notice also instructs you how you may submit your proxy over the internet or via telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because you owned shares of Vanda common stock as of March 28, 2014, the record date for the Annual Meeting, and our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders that specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report over the internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the internet. If you received a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.

When you vote by using the internet or by telephone or by signing and returning the proxy card, you appoint Dr. Mihael H. Polymeropoulos and Mr. James P. Kelly as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 28, 2014, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 33,866,539 shares of the Company’s common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this proxy statement.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on May 22, 2014 and will be accessible for ten days prior to the meeting at our principal place of business, 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote?

If on March 28, 2014, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank, broker or other nominee, please refer to your proxy card, Notice or other information forwarded by your bank, broker or other nominee to see which voting options are available to you.

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You may vote by using the internet.    The address of the website for internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 21, 2014. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone.    The toll-free telephone number is noted on Notice and your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 21, 2014. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Annual Meeting?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 33,866,539 shares of common stock outstanding and entitled to vote. Thus 16,933,270 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect Richard W. Dugan and Vincent J. Milano to serve as Class II directors until the 2017 annual meeting of stockholders;

•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2014; and

•	Proposal 3: To approve on an advisory basis the named executive officer compensation.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Could other matters be decided at the Annual Meeting?

Vanda does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.

What will happen if I do not vote my shares?

Stockholder of Record:    Shares Registered in Your Name.    If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner:    Shares Registered in the Name of Broker, Bank or other Nominee.    Banks, brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker does not have discretion to vote your shares with respect to Proposals 1 or 3.

We encourage you to provide instructions to your bank, brokerage firm or other nominee by voting your shares pursuant to the instructions they have provided to you. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Election of two Class II directors.

With respect to the election of nominees for director, you may:

•	vote “FOR” the election of the two nominees for director;

•	“WITHHOLD” your vote for one of the nominees and vote “FOR” the remaining nominee; or

•	“WITHHOLD” your vote for the two nominees.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the two nominees who are properly nominated in accordance with our bylaws, and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a bank, broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2014.

You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the audit committee of our Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a bank, broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Proposal 3: Advisory vote on executive compensation.

You may vote “FOR” or “AGAINST” or abstain from voting. To approve the compensation of the Company’s named executive officers on an advisory non-binding basis as set forth in this proxy statement, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, our Board of Directors may either:

•	reduce the number of directors that serve on the board, or

•	designate a substitute nominee.

If our Board of Directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	Proposal 1: “FOR” the election of each of Richard W. Dugan and Vincent J. Milano as Class II directors to serve a term of three years until our 2017 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014; and

•	Proposal 3: “FOR” the approval of, in an advisory manner, the compensation of our named executive officers as set forth in this proxy statement.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of each of Richard W. Dugan and Vincent J. Milano as Class II directors;

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

•	Proposal 3: “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this proxy statement.

•

If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using their best judgment.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of our common stock as of March 28, 2014) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones and other devices with photographic capabilities) and other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board of Directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than the fourth business day after the Annual Meeting.

How can I find Vanda’s proxy materials and annual report on the internet?

This proxy statement and the 2013 annual report are available at our corporate website at www.vandapharma.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Vanda’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address receive only one copy of the Notice. This practice, called “housekeeping”, is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the 2013 annual report are available on our investor relations website located at www.vandapharma.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2015 annual meeting of stockholders.

Requirements for Stockholder Proposals to be Considered for Inclusion in Vanda’s Proxy Materials:

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2015 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in Vanda’s proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 8, 2014 which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with the Company’s bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2015 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2015 annual meeting of stockholders. Proposals should be sent to Vanda Pharmaceuticals Inc., 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037 Attn: Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in Vanda’s Proxy Materials:

Stockholders who wish to nominate persons for election to the Board of Directors at the 2015 annual meeting of stockholders or who wish to present a proposal at the 2015 annual meeting of stockholders, but who do not intend for such proposal to be included in Vanda’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to our Corporate Secretary at 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037 no earlier than January 22, 2015 and no later than February 21, 2015. However, if the 2014 annual meeting of stockholders is held earlier than April 22, 2015 or later than June 21, 2015, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2015 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2015 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in Vanda’s bylaws.

Copy of Bylaws:

You may request a copy of the Company’s bylaws at no charge by writing to Vanda’s Secretary at 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037. A current copy of our bylaws also is available at our corporate website at www.vandapharma.com. To access our bylaws from the main page of our website, click on “Investor Relations” at the top of the page, then click on “Corporate Governance,” and then click on “Amended and Restated Bylaws.”

Whom should I call if I have any questions?

If you have any questions, would like additional Vanda proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Vanda Pharmaceuticals Inc., 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037 or by telephone at (202) 734-3400.

Important Notice Regarding the Availability of Proxy Materials

for the Meeting to be Held on Thursday, May 22, 2014

This proxy statement and our annual report are available on-line at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Under our bylaws, our Board of Directors is divided into three classes of roughly equal size. The members of each class are elected to serve a 3-year term with the term of office of each of the three classes ending in successive years. Pursuant to our bylaws, the Board of Directors has fixed the current number of directors at seven. Richard W. Dugan and Vincent J. Milano are the two Class II directors whose terms expire at this Annual Meeting. Messrs. Dugan and Milano have been nominated for election by our Board of Directors to serve until the 2017 annual meeting of stockholders or until their successors are elected (or until their earlier death, resignation or removal). It is our policy to encourage nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes cast at the Annual Meeting. The two nominees receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting.

Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Messrs. Dugan and Milano to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. If any Vanda director nominee becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy will be voted for the election of a substitute nominee designated by our current Board of Directors, unless otherwise marked on the card. Messrs. Dugan and Milano, Vanda’s two director nominees, have each agreed to serve as a director if elected. We have no reason to believe that any of the Vanda nominees will be unable to serve if elected.

Nominees for Election as Class II Directors at the Annual Meeting

This year’s nominees for election to the Board of Directors as our Class II directors to serve for a term of three years expiring at the 2017 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of March 28, 2014 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Richard W. Dugan	72	Director	2005
Vincent J. Milano	50	Director	2010

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our Board of Directors to determine that the nominees should serve as one of our directors.

Richard W. Dugan served as a Partner with Ernst & Young, LLP from 1976 to September 2002, where he served in a variety of managing and senior partner positions, including Mid-Atlantic Area Senior Partner from 2001 to 2002, Mid-Atlantic Area Managing Partner from 1989 to 2001 and Pittsburgh Office Managing Partner from 1979 to 1989. Mr. Dugan retired from Ernst & Young, LLP in September 2002. Mr. Dugan previously served as a director of two publicly traded pharmaceutical companies, Middlebrook Pharmaceuticals, Inc. and Critical Therapeutics, Inc., and a privately-owned pharmaceutical company, Xanthus Pharmaceuticals. Mr. Dugan holds a B.S.B.A. from Pennsylvania State University. We believe that Mr. Dugan’s qualifications to sit on our Board of Directors include his more than 25 years as a Partner with Ernst & Young, LLP, his long history with the Company, his status as a financial expert under The Sarbanes-Oxley Act of 2002 and his experience on other public company boards.

Other public directorships held by Mr. Dugan within the past five years:    Middlebrook Pharmaceuticals, Inc. (formerly known as Advancis Pharmaceutical Corporation).

Vincent J. Milano served as President and Chief Executive Officer of ViroPharma Incorporated from March 2008 until January 2014. Mr. Milano served as Chief Operating Officer from January 2006 to March 2008, and as Vice President, Chief Financial Officer of ViroPharma from November 1997 to March 2008. Mr. Milano also previously served as Vice President, Finance & Administration, Treasurer, and as Executive Director, Finance & Administration of ViroPharma. Prior to joining ViroPharma, Mr. Milano was with KPMG LLP, independent certified public accountants, where he was a Senior Manager from 1991 to 1996. Mr. Milano received his Bachelor of Science degree in Accounting from Rider College. We believe that Mr. Milano’s qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical industry, his knowledge of finance and accounting, and his experience on other public company boards.

Other public directorships held by Mr. Milano within the past five years:    ViroPharma Incorporated.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE THE PROXY CARD “FOR” THE ELECTION OF RICHARD W. DUGAN AND VINCENT J. MILANO

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our Board of Directors to determine that the directors should serve as one of our directors. The age of each director as of March 28, 2014 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Michael F. Cola	54	Director	2012
Steven K. Galson, M.D., M.P.H.	57	Director	2010
Howard H. Pien	56	Director	2007
Mihael H. Polymeropoulos, M.D.	54	Director, President, Chief Executive Officer	2003
H. Thomas Watkins	61	Director, Chairman of the Board	2006

Class III Directors (Terms Expire in 2015)

Mihael H. Polymeropoulos, M.D. co-founded Vanda and has served as President, Chief Executive Officer and a Director since May 2003. Prior to joining Vanda, Dr. Polymeropoulos was Vice President and Head of the Pharmacogenetics Department at Novartis AG from 1998 to 2003. Prior to his tenure at Novartis, he served as Chief of the Gene Mapping Section, Laboratory of Genetic Disease Research, National Human Genome Research Institute, from 1992 to 1998. Dr. Polymeropoulos is the co-founder of the Integrated Molecular Analysis of Genome Expression (“IMAGE”) Consortium. Dr. Polymeropoulos holds a degree in Medicine from the University of Patras. We believe that Dr. Polymeropoulos’ qualifications to sit on our Board of Directors include his executive experience at Novartis, his expertise in the fields of psychiatry and pharmacogenetics, his extensive knowledge of central nervous system disorders and his long history with the Company.

Other public directorships held by Dr. Polymeropoulos within the past five years:    None.

Steven K. Galson, M.D, M.P.H. has served as the Vice President for Global Regulatory Affairs at Amgen, a biopharmaceuticals company, since September 2010. Prior to Amgen, Dr. Galson was Senior Vice President for Civilian Health Operations at Science Applications International Corporation (“SAIC”), a scientific, engineering and technology applications company from February 2010 to September 2012. Prior to joining SAIC, Dr. Galson was the Acting U.S. Surgeon General from October 2007 to September 2009. Prior to that, Dr. Galson was the Director of the Food and Drug Administration’s Center for Drug Evaluation and Research from April 2001 to September 2007. Dr. Galson also held executive positions in the U.S. Environmental Protection Agency, U.S. Department of Energy and the Centers for Disease Control and Prevention’s National Institute for Occupational Safety and Health. Dr. Galson received his Bachelor of Science degree in biochemistry from the State University of New York at Stony Brook, his Doctor of Medicine degree from the Mt. Sinai School of Medicine and his Master of Public Health degree from the Harvard School of Public Health. We believe that Dr. Galson’s qualifications to sit on our Board of Directors include his experiences as the Acting U.S. Surgeon General and Deputy Director and Director of the Food and Drug Administration’s Center for Drug Evaluation and Research, as well as his degrees in medicine and public health and board certification in general preventative medicine, public health and occupational medicine.

Other public directorships held by Dr. Galson within the past five years:    None.

Class I Directors (Terms Expire in 2016)

Michael F. Cola has served as Chief Executive Officer and President of Medgenics, Inc. since September 2013. Mr. Cola served as President of Shire plc’s Specialty Pharmaceuticals business from 2007 until April 2012.

Mr. Cola joined Shire in July 2005 as Executive Vice President for Global Therapeutic Business Units and Portfolio Management prior to being named President of the Specialty Pharmaceuticals business. Prior to joining Shire, Mr. Cola spent more than five years at Safeguard Scientifics, where he served as President of the Life Sciences Group. As part of his role with Safeguard Scientifics, Cola served as Chairman and CEO of Clarient, a cancer diagnostics company, and Chairman of Laureate Pharma, a full service contract manufacturing organization serving research based biologics companies. Prior to joining Safeguard Scientifics, Mr. Cola held progressively senior positions in product development and commercialization at AstraMerck, and later with AstraZeneca. Mr. Cola currently serves on the Board of Directors of Medgenics, Inc. and NuPathe Pharmaceuticals Inc., is a member of the Board of Trustees of Ursinus College and is a member of the Board of Directors of Pennsylvania Bio, the statewide association representing the biosciences community. Mr. Cola received his Bachelor of Arts degree in biology and physics from Ursinus College and his Master of Science degree in biomedical science from Drexel University. We believe that Mr. Cola’s qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical industry, his experience with product development and commercialization and his experience on other public company boards.

Other public directorships held by Mr. Cola within the past five years:    Medgenics, Inc. and NuPathe Pharmaceuticals Inc.

Howard H. Pien served as Chairman of our Board of Directors from December 2010 until March 2014. Mr. Pien served as President and Chief Executive Officer and a director of Medarex, Inc from June 2007 until it was acquired by Bristol-Myers Squibb Co. in September 2009. Prior to his tenure at Medarex, Mr. Pien served as President and Chief Executive Officer of Chiron Corporation until April 2006 when it was acquired by Novartis. He joined Chiron from GlaxoSmithKline (formerly SmithKline Beecham), where he served as President, Pharmaceuticals for SmithKline Beecham and later as President of GlaxoSmithKline’s International Pharmaceuticals business. Mr. Pien has also held positions in sales, market research, licensing and product management at Abbott Laboratories and Merck & Co. Mr. Pien currently serves as a director of ImmunoGen, Inc. and Talon Therapeutics, Inc., both of which are public companies engaged in drug development as well as Ikaria and Juno Therapeutics, both of which are private companies engaged in life sciences. Mr. Pien previously served on the boards of ViroPharma Incorporated, Oakland Children’s Hospital, Chiron, and Medarex. Mr. Pien earned a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Carnegie-Mellon University. We believe that Mr. Pien’s qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical industry, his knowledge of product licensing and management, his business degree and his experience on other public company boards.

Other public directorships held by Mr. Pien within the past five years:    Medarex, ViroPharma Incorporated, ImmunoGen, Inc. and Talon Therapeutics, Inc.

H. Thomas Watkins has served as Chairman of our Board of Directors since March 2014. Mr. Watkins served as the President and Chief Executive Officer of Human Genome Sciences, Inc. and as a member of its Board of Directors from 2004 until August 2012, when Human Genome Sciences, Inc. was acquired by GlaxoSmithKline. Prior to his tenure at Human Genome Sciences, Inc., Mr. Watkins served as President of TAP Pharmaceutical Products, Inc. Mr. Watkins previously held a series of executive positions over the course of nearly twenty years with Abbott Laboratories. Mr. Watkins also serves on the Board of Directors of the Biotechnology Industry Organization (“BIO”), and has served as Chair of the BIO Board of Directors from June 2011 until April 2013. He holds a B.B.A. from the College of William and Mary and an M.B.A from the University of Chicago Graduate School of Business. We believe that Mr. Watkins’ qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical industry, his experience with late-stage product development, his knowledge of in-licensing and other partnering strategies, his business degree and his experience on other public company boards.

Other public directorships held by Mr. Watkins within the past five years:    Human Genome Sciences, Inc.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable NASDAQ listing standards, except for Dr. Mihael H. Polymeropoulos, our Chief Executive Officer.

Information Regarding the Board of Directors and its Committees

As required under NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Watkins, Chairman of the Board of Directors, presides over these executive sessions.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2013:

Committee	Chairman	Members	Number of Committee Meetings in 2013

Audit Committee	Richard W. Dugan	Vincent J. Milano Michael F. Cola	8

Compensation Committee	Vincent J. Milano	Howard H. Pien H. Thomas Watkins	4

Nominating/Corporate Governance Committee	Richard W. Dugan(1) H. Thomas Watkins(2)	Steven K. Galson, M.D., M.P.H. Howard H. Pien	1

(1)	Mr. Dugan resigned from the Nominating/Corporate Governance Committee effective as of June 19, 2013.

(2)	Mr. Watkins was appointed to the Nominating/Corporate Governance Committee and designated Chairman following Mr. Dugan’s resignation effective as of June 19, 2013.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the quality and integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, the retention and performance of the Company’s independent accountants, the effectiveness of the Company’s internal controls and disclosure controls, and the Company’s compliance with ethics policies and SEC and related regulatory requirements. For these purposes, the Audit Committee, among other duties and powers, (1) approves audit fees for, and selects and reviews the performance of, the Company’s independent accountants, (2) reviews reports prepared by management, and attested by the Company’s independent accountants with respect to the financial statements contained therein, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC, (3) reviews the Company’s annual and quarterly reports, and associated consolidated financial statements, with management and the independent accountants prior to the first public release of the Company’s financial results for such year or quarter, (4) reviews with external counsel any legal matters that could have a significant impact on the Company’s financial statements, (5) establishes and maintains procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and business conduct or ethics violations, and (6) reviews the Company’s compliance with the Company’s Code of Ethics and Business Conduct,. Our Audit Committee charter can be found in the corporate governance section of our corporate website at www.vandapharma.com. Three directors comprised the Audit Committee in 2013: Mr. Dugan (the Chairman of the Audit Committee), Mr. Cola and Mr. Milano. The Audit Committee met eight times during 2013.

The Board of Directors annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in applicable NASDAQ listing standards and Rule 10A-3 promulgated under the Exchange Act).

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the design of, assesses the effectiveness of, and administers executive compensation programs, including our equity incentive plans. For these purposes, the Compensation Committee, among other duties and powers, (1) reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other Company executives, (2) reviews and approves the terms of offer letters, employment agreements, severance agreements, change-in-control agreements, and other material agreements between the Company and its executive officers, (3) approves material changes to the Company’s 401(k) plan and oversees its implementation, (4) reviews and approves the Compensation Discussion and Analysis included in this Proxy Statement, and (5) conducts reviews of executive officer succession planning. In accordance with NASDAQ listing standards and our amended and restated compensation committee charter, our Board of Directors has granted our Compensation Committee the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, the authority to fund such advisers, and the responsibility to consider the independence factors specified under applicable law and any additional factors the compensation committee deems relevant. Our Compensation Committee charter can be found in the corporate governance section of our website at www.vandapharma.com.

Three directors comprised the Compensation Committee of the Board of Directors in 2013: Mr. Milano (the Chairman of the Compensation Committee), Mr. Pien and Mr. Watkins. The Compensation Committee met four times during 2013.

The Board of Directors has determined that all members of the Compensation Committee are independent (as independence is currently defined in the NASDAQ listing standards). In addition, each of our directors serving on our Compensation Committee satisfies the heightened independence standards for members of a compensation committee under NASDAQ listing standards, each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Dr. Polymeropoulos, our Chief Executive Officer, and Mr. Kelly, our Chief Financial Officer, often participate in the Compensation Committee’s meetings. Neither of them participates in the determination of their own respective compensation or the compensation of directors. However, Dr. Polymeropoulos does make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has retained Towers Watson, a well-known consulting firm, since November 2006. In December 2012 and 2013, Towers Watson presented a new executive compensation report to the Compensation Committee. Towers Watson provided the Compensation Committee with data about the compensation paid by our peer group of companies and other employers who compete with the Company for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and was available to advise the Compensation Committee regarding all of its responsibilities. The consultant serves at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees are approved by the Compensation Committee. In 2013 and 2014, our Compensation Committee accessed the independence of Towers Watson pursuant to applicable SEC rules and NASDAQ listing standards and concluded that the work of Towers Watson has not raised any conflict of interest.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee identifies, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors, conducts searches for appropriate directors, and evaluates the performance of our Board of Directors and of individual directors. Our Nominating/Corporate Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board of Directors concerning corporate governance matters. Our Nominating/Corporate Governance Committee charter can be found in the corporate governance section of our corporate website at www.vandapharma.com. In addition, the Company engaged Korn / Ferry International in 2013 to identify and evaluate board candidates. Three directors comprised the Nominating/Corporate Governance Committee as of December 31, 2013: Mr. Watkins (the Chairman of the Nominating/Corporate Governance Committee), Dr. Galson and Mr. Pien. Mr. Dugan served as Chairman and a member of the Nominating/Corporate Governance Committee until June 19, 2013 when he resigned from such roles. Effective June 19, 2013, Mr. Watkins was appointed as Chairman and a member of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee met one time during 2013.

The Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. The Nominating/Corporate Governance Committee also considers other factors it deems appropriate, including, but not limited to:

•	the candidate’s relevant expertise and experience upon which to offer advice and guidance to management;

•	the candidate having sufficient time to devote to the affairs of the Company;

•	the candidate having a proven track record in his or her field;

•	the candidate’s ability to exercise sound business judgment;

•	the candidate’s commitment to vigorously represent the long-term interests of our stockholders;

•	whether or not a conflict of interest exists between the candidate and our business;

•	whether the candidate would be considered independent under applicable NASDAQ and SEC standards;

•	the current composition of the Board of Directors; and

•	the operating requirements of the Company.

In conducting this assessment, the committee considers diversity, age, skills, and such other factors as it deems appropriate given the then-current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. While diversity and variety of experiences and viewpoints represented on the Board of Directors should always be considered, the Nominating/Corporate Governance Committee believes that a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity.

In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

When there is a vacancy on the Board of Directors, the Nominating/Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating/Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company pursuant to the terms and conditions of our bylaws. The stockholder recommendation must, among other things, set forth

•

for each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected;

•

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (2) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner and a representation that the stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (3) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees and (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase or decrease the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company;

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any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that the stockholder will notify the Company in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

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a description of any agreement, arrangement or understanding with respect to the proposal of business between or among such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

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a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

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any other information that is required to be provided by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder in such stockholder’s capacity as a proponent of a stockholder proposal.

In addition, our bylaws require that the stockholder recommendation shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) the name, age, business address and residence address of the person; (2) the principal occupation or employment of the person; (3) the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by the person; (4) a statement as to the person’s citizenship; (5) the completed and signed representation and agreement described above; (6) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act; (7) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (8) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Company.

We believe that each of our directors and nominees brings a strong background and set of skills to our Board of Directors, giving the Board of Directors, as a whole, an appropriate balance of the knowledge, experience, attributes, skills and expertise. In addition, six of our seven directors are independent under NASDAQ standards (Dr. Polymeropoulos, our Chief Executive Officer, being the only exception as he is an employee) and our Nominating/Corporate Governance Committee believes that all seven directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole. We believe that our directors have a broad range of personal characteristics including leadership, management, pharmaceutical, business, marketing and financial experience and abilities to act with integrity, with sound judgment and collegially, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and to provide leadership, to commit the requisite time for preparation and attendance at board and committee meetings and to provide required expertise on our board committees. As described above, the Nominating/Corporate Governance Committee has recommended the members of our Board of Directors for their directorships. In evaluating such directors, our Nominating/Corporate Governance Committee has reviewed the experience, qualifications, attributes and skills of our directors and nominees, including those identified in the biographical information set forth above in the section entitled “Election of Directors”. The Nominating/Corporate Governance Committee believes that the members of our Board of Directors offer insightful and creative views and solutions with respect to issues facing the Company. In addition, the Nominating/Corporate Governance Committee also believes that the members of our Board of Directors function well together as a group. The Nominating/Corporate Governance Committee believes that the above-mentioned attributes and qualifications, along with the leadership skills and other experiences of the members of the Board of Directors described in further detail above under the section entitled “Election of Directors”, provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Separation of CEO and Chairman of the Board Roles

Our Board of Directors separates the positions of Chairman of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. The Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board of Directors’ oversight responsibilities continue to grow. We believe that having separate positions and having an independent outside director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time.

Meetings of the Board of Directors

The Board of Directors met seven times during 2013. Each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member, except for Mr. Watkins, who did not attend three Board of Directors meetings.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings. All of the then-serving directors attended our 2013 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors, including the independent members of the Board of Directors, by sending a letter to the Secretary, Vanda Pharmaceuticals Inc., 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037. Each such communication should set forth (1) the name and address of such stockholder, as they appear on the Company’s books and, if the shares of the Company’s stock are held by a nominee, the name and address of the beneficial owner of such shares, and (2) the number of shares of the Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner. The Secretary will review all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not related to the duties and responsibilities of the Board of Directors. If deemed an appropriate communication, the Secretary will submit a stockholder communication to a chairman of a committee of the Board of Directors, or a particular director, as appropriate.

Code of Ethics and Business Conduct

The Company has adopted the Vanda Pharmaceuticals Inc. Code of Ethics and Business Conduct that applies to all directors, officers and employees. This code is available at our website at www.vandapharma.com. If we make any substantive amendments to this code or grant any waiver from a provision of the code to any applicable executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors provides oversight to address the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each committee of our Board of Directors also oversees the management of the Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Senior Vice President, Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its oversight role, our Audit Committee meets privately with representatives from our independent registered public accounting firm and our Senior Vice President, Chief Financial Officer.

The oversight of risk within the Company is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes within the Company. The Board of Directors encourages management to continue to drive this evolution.

Employee Compensation Risks

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Compensation Committee reviews the compensation policies and procedures for all employees, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Compensation Committee has determined that, for all employees, our Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

Compensation of Directors

Pursuant to our non-employee director compensation program, each member of our Board of Directors who is not our employee receives a $25,000 annual fee as well as $2,500 for each board meeting attended in person ($1,250 for meetings attended by telephone). The Chairman of the Board of Directors receives an additional annual fee of $10,000, the chair of the Audit Committee receives an additional $10,000 annual fee and the chair of the other committees receives an additional $5,000 annual fee. Each director receives $1,000 for each meeting of any committee of the Board of Directors attended in person or by telephone other than committee meetings that are held concurrently with a Board of Directors meeting.

Under the director compensation program, each new non-employee director member of our Board of Directors receives an option to purchase 35,000 shares of our common stock upon election, and each member of our Board of Directors who is not our employee will also receive, upon the conclusion of each annual meeting of our stockholders, an option to purchase 15,000 shares of our common stock. The stock option granted upon election vests and becomes exercisable in equal monthly installments over a period of four years from the date of the grant, except that in the event of a change in control or a director’s death or disability, the option will accelerate and become immediately exercisable. Each annual stock option vests and becomes exercisable in equal monthly installments over a period of one year from the date of grant, except that in the event of a change in control or a director’s death or disability, the option will accelerate and become immediately exercisable. All of these options have an exercise price equal to the fair market value of our common stock on the date of the grant.

The Board of Directors did not make any changes to our non-employee director compensation program in 2013.

2013 Director Compensation

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2013:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Michael F. Cola	$44,250	$72,150	$116,400
Richard W. Dugan	$54,949	$72,150	$127,099
Steven K. Galson, M.D., M.P.H.	$36,250	$72,150	$108,400
Vincent J. Milano	$51,250	$72,150	$123,400
Howard H. Pien(2)	$48,250	$72,150	$120,400
H. Thomas Watkins(3)	$41,301	$72,150	$113,451

(1)

Reflects the aggregate grant date fair value of options granted during the fiscal year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013. Our directors will not realize the estimated value of these awards until the awards are vested, exercised and sold.

(2)	Mr. Pien served as Chairman of the Board of Directors during the year ended December 31, 2013. Mr. Pien resigned as Chairman of the Board of Directors effective as of March 19, 2014.

(3)	Mr. Watkins was appointed Chairman of the Board of Directors following Mr. Pien’s resignation effective as of March 19, 2014.

The following table describes the options that we have granted to our non-employee directors that were outstanding as of December 31, 2013:

Name	Date of Grant	Number of Options Granted	Exercise Price per Share		Grant Date Fair Value per share(1)		Aggregate Number of Options Outstanding as of December 31, 2013
Michael F. Cola	June 14, 2012 June 20, 2013	35,000 15,000	$ $	4.15 8.39	$ $	2.52 4.81	50,000	(2)
Richard W. Dugan	December 28, 2005 May 16, 2007 May 8, 2008 August 27, 2009 June 3, 2010 June 16, 2011 June 14, 2012 June 20, 2013	10,574 15,000 15,000 15,000 15,000 15,000 15,000 15,000	$ $ $ $ $ $ $ $	4.73 19.59 4.98 14.78 7.38 7.11 4.15 8.39	$ $ $ $ $ $ $ $	14.23 13.50 3.16 9.32 4.62 4.65 2.52 4.81	115,574	(3)
Steven K. Galson, M.D., M.P.H.	July 1, 2010 June 16, 2011 June 14, 2012 June 20, 2013	35,000 15,000 15,000 15,000	$ $ $ $	6.41 7.11 4.15 8.39	$ $ $ $	3.98 4.65 2.52 4.81	80,000	(4)
Vincent J. Milano	April 21, 2010 June 3, 2010 June 16, 2011 June 14, 2012 June 20, 2013	35,000 15,000 15,000 15,000 15,000	$ $ $ $ $	10.89 7.38 7.11 4.15 8.39	$ $ $ $ $	6.87 4.62 4.65 2.52 4.81	95,000	(5)
Howard H. Pien	December 5, 2006 June 5, 2007 May 8, 2008 August 27, 2009 June 3, 2010 June 16, 2011 June 14, 2012 June 20, 2013	2,500 35,000 15,000 15,000 15,000 15,000 15,000 15,000	$ $ $ $ $ $ $ $	15.35 21.39 4.98 14.78 7.38 7.11 4.15 8.39	$ $ $ $ $ $ $ $	14.57 14.57 3.16 9.32 4.62 4.65 2.52 4.81	127,500	(6)
H. Thomas Watkins	September 8, 2006 May 16, 2007 May 8, 2008 August 27, 2009 June 3, 2010 June 16, 2011 June 14, 2012 June 20, 2013	35,000 15,000 15,000 15,000 15,000 15,000 15,000 15,000	$ $ $ $ $ $ $ $	9.40 19.59 4.98 14.78 7.38 7.11 4.15 8.39	$ $ $ $ $ $ $ $	6.08 13.50 3.16 9.32 4.62 4.65 2.52 4.81	140,000	(7)

(1)

Reflects the aggregate grant date fair value of the options calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013.

(2)	20,624 options were vested as of December 31, 2013.

(3)	108,073 options were vested as of December 31, 2013.

(4)	67,394 options were vested as of December 31, 2013.

(5)	84,582 options were vested as of December 31, 2013.

(6)	119,999 options were vested as of December 31, 2013.

(7)	132,499 options were vested as of December 31, 2013.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2014, and has further directed that management submit the selection of independent auditors for ratification by our stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements and has attested to the effectiveness of our internal control over financial reporting since we commenced operations in March 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or laws require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum; however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a bank, broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to Vanda for the years ended December 31, 2013, and December 31, 2012, by PricewaterhouseCoopers LLP, our principal accountant.

	Year ended December 31,
	2013	2012
Audit fees(1)	$434,450	$348,800
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	3,600	3,600

Total fees	$438,050	$352,400

(1)

The fees billed or incurred by PricewaterhouseCoopers LLP for professional services rendered in connection with the annual audit of our consolidated financial statements and the effectiveness of internal control over financial reporting for the years ended December 31, 2013 and 2012 include the review of quarterly financial statements included in our quarterly reports on Form 10-Q, the consents issued for our registration statements, and, for 2013, the statements included in our filings with the SEC regarding our public offering of common stock.

(2)	All other fees consist of the subscription fee for two users for access to PricewaterhouseCoopers’ Comperio (an on-line tool for authoritative financial reporting and assurance literature).

All fees described above were pre-approved by the Audit Committee in accordance with applicable SEC requirements.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. The Audit Committee has determined that the rendering of tax-related services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence for audit purposes. PricewaterhouseCoopers LLP has not been engaged to perform any non-audit services other than tax-related services.

YOUR BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE IN FAVOR OF PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the Board of Directors consisted in 2013 of the three non-employee directors named below. The Board of Directors annually reviews the NASDAQ listing standards’ definition of independence for Audit Committee members (including the requirements of Exchange Act Rule 10A-3) and has determined that each member of the Audit Committee meets that standard. Mr. Dugan serves as an audit committee financial expert in accordance with applicable SEC regulations.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our consolidated financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which the Board of Directors has adopted and which the Audit Committee reviews and approves on an annual basis.

Our management is responsible for preparing our consolidated financial statements and our financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent integrated audit of our consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States and attesting to the effectiveness of our internal control over financial reporting.

The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in our annual report on Form 10-K for the year ended December 31, 2013 (the “10-K”).

The Audit Committee has also reviewed and discussed with PricewaterhouseCoopers LLP the audited consolidated financial statements in the 10-K, including the report issued by PricewaterhouseCoopers LLP dated February 25, 2014 on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement of Accounting Standards 114, as modified, as adopted by the Public Company Accounting Oversight Board, or “PCAOB”, in Rule 3200T and by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as may be further modified or supplemented. Additionally, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 “Communication with Audit Committees concerning independence” as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for year ended December 31, 2013 for filing with the United States Securities and Exchange Commission. We have selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Submitted by the following members of the Audit Committee:

Richard W. Dugan, Chairman

Michael F. Cola

Vincent J. Milano

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Vanda under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The names of the current executive officers of Vanda and certain information about each of them as of March 28, 2014, are set forth below:

Executive Officers

Mihael H. Polymeropoulos, M.D. — For biographical information, see “Proposal 1: Election of Directors – Continuing Directors Not Standing for Election.”

James P. Kelly, age 48, has served as Vanda’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary since December 2010. Prior to joining Vanda, Mr. Kelly was Vice President and Controller at MedImmune, a biotechnology subsidiary of the AstraZeneca Group. Mr. Kelly joined MedImmune in 2006 as Director of Sales and Marketing Finance. From 2000 through 2005, Mr. Kelly was at Biogen Idec serving in research and development finance roles of increasing responsibility, most recently as the Director of Planning and Operations. From 1997-2000, Mr. Kelly was a member of the corporate finance team at Aetna Inc. which was responsible for mergers and acquisitions and treasury management. Mr. Kelly began his life sciences career in 1991 with Janssen Pharmaceuticals, a division of Johnson & Johnson. Mr. Kelly is a CFA charterholder and a member of the Association of Bioscience Financial Officers (“ABFO”). He received his Master of Business Administration degree from Cornell University and his Bachelor of Sciences degree in Business Administration from the University of Vermont.

Paolo Baroldi, M.D., Ph.D., age 63, has served as the Company’s Senior Vice President and Chief Medical Officer since April 2013. Dr. Baroldi had previously been working as a consultant in the role of acting Chief Medical Officer with Vanda since October 2012. Dr. Baroldi previously served as the Vanda’s Senior Vice President and Chief Medical Officer from July 2006 through January 2009. From March 2012 through April 2013, Dr. Baroldi served as Chief Executive Officer and Director of Galileo Research. Dr. Baroldi served as Senior Vice President and Chief Medical Officer from February 2009 to March 2012 at Supernus Pharmaceuticals. In addition, Dr. Baroldi has held senior clinical development positions at Chiesi Farmaceutici SpA and Novartis AG. Dr. Baroldi holds degrees in Medicine and Surgery and a Ph.D. in Clinical Pharmacology from the University of Milan, Italy and is a member of the board of directors of Galileo Research.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 28, 2014, by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

The table below is based upon information supplied by executive officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through March 28, 2014.

Percentage of shares beneficially owned is based on 33,866,539 shares of common stock outstanding as of March 28, 2014.

For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 28, 2014 and common stock subject to restricted stock unit awards (“RSUs”) that will vest within 60 days of March 28, 2014 to be outstanding and to be beneficially owned by the person holding the options, warrants or RSUs for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Name and address of beneficial owner(1)	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders (other than our executive officers and directors)
Baker Bros. Advisors LP(2) 667 Madison Avenue, 21st Floor New York, NY 10065	3,966,179	11.71%
FMR, LLC(3) 245 Summer Street Boston, MA 02210	3,493,828	10.32%
Palo Alto Investors, LLC(4) 470 University Avenue Palo Alto, CA 94301	3,238,624	9.56%
BlackRock, Inc.(5) 40 East 52nd Street New York, NY 10022	2,478,191	7.32%
Kingdon Capital Management, L.L.C.(6) 152 West 57th Street, 50th Floor New York, NY 10019	2,239,350	6.61%
Named Executive Officers and Directors
Mihael H. Polymeropoulos, M.D.(7)	2,648,949	7.36%
James P. Kelly(8)	247,667	*
Howard H. Pien(9)	126,249	*
Richard W. Dugan(10)	114,323	*
H. Thomas Watkins(11)	103,749	*
Vincent J. Milano(12)	93,749	*
Steven K. Galson, M.D., M.P.H.(13)	77,290	*
Paolo Baroldi, M.D., Ph.D. (14)	72,402
Michael F. Cola(15)	30,520	*
Robert Repella	—	*
All current directors and executive officers as a group (9 persons)(16)(17)	3,514,898	9.55%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Vanda Pharmaceuticals Inc., 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037.

(2)

Based on Schedule 13G filed on August 12, 2013 by Baker Bros. Advisors LP (“Baker Bros.”) as the parent holding company of various subsidiaries. Baker Bros. Advisors (GP) LLC (“Baker Bros. GP”) is the sole general partner of Baker Bros. Certain shares of common stock of the Company are directly held by each of Baker Brothers Life Sciences, L.P. (“Life Sciences”), 14159, L.P. (“14159”), and 667, L.P. (“667”, and together with Life Sciences and 14159, the “Funds”). Pursuant to the amended and restated management agreements, as amended, among Baker Bros., the Funds and their respective general partners, Baker Bros. has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. Baker Bros. GP, Felix J. Baker and Julian C. Baker as principals of Baker Bros. GP, and Baker Bros. may be deemed to be beneficial owners of securities of the Issuer directly held by the Funds, and may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of such securities. Baker Bros. GP, Felix J. Baker and Julian C. Baker disclaim beneficial ownership of the securities held by each of the Funds.

(3)

Based on Schedule 13G/A filed with the SEC on February 14, 2014 by FMR LLC on behalf of itself, Edward C. Johnson III, the Chairman of FMR LLC, and Fidelity Management & Research Company (“Fidelity”), Fidelity, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under

Section 203 of the Investment Advisers Act of 1940, beneficially owns 2,046,728 shares of common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Each of Edward C. Johnson III and FMR LLC, through its control of Fidelity, has sole power to dispose of these 2,046,728 shares. Fidelity SelectCo, LLC (“SelectCo”), 1225 17th Street, Suite 1100, Denver, Colorado 80202, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,447,100 shares of common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “SelectCo Funds”). Mr. Johnson and FMR LLC, through its control of SelectCo, and the SelectCo Funds each has sole power to dispose of the 1,447,100 owned by the SelectCo Funds. Members of the family of Edward C. Johnson III are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(4)

Based on Schedule 13G filed on February 14, 2014, this amount represents 3,238,624 shares held of record by Palo Alto Investors, LLC (“PAI”). PAI is a registered investment advisor and is the general partner and investment advisor of Palo Alto Healthcare Master Fund II, L.P. (“Healthcare Master II”) and other investment limited partnerships and is the investment advisor to other investment funds. PAI’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock. No individual client other than Healthcare Master II separately holds more than five percent of the outstanding common stock. Healthcare Master II disclaims beneficial ownership of all the shares held by PAI. Dr. Patrick Lee, M.D. and Dr. Anthony Joonkyoo Yun, M.D., as co-managers of PAI, may be deemed to beneficially own the shares held by PAI. Dr. Lee and Dr. Yun disclaim beneficial ownership of all the shares held by PAI.

(5)

Based on Schedule 13G filed on January 31, 2014 by BlackRock, Inc., this amount represents 2,478,191 shares held of record by BlackRock, Inc., including such shares held by BlackRock, Inc. subsidiaries BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Canada Limited and BlackRock Japan Co Ltd.

(6)

Based on Schedule 13G filed on February 14, 2014, this amount represents 2,239,350 shares held of record by Kingdon Capital Management, L.L.C. (“Kingdon”) in its role as investment advisor. To Kingdon’s knowledge, the interest of no one of its clients relates to more than 5% of the class. Mark Kingdon, as the manager of Kingdon, may be deemed to beneficially own the shares held by Kingdon.

(7)

Includes 2,145,085 shares subject to options exercisable within 60 days of March 28, 2014. Excludes 264,063 shares subject to options that are not exercisable within 60 days of March 28, 2014 and 106,250 shares of common stock underlying RSUs that do not vest within 60 days of March 28, 2014.

(8)

Includes 206,444 shares subject to options exercisable within 60 days of March 28, 2014. Excludes 116,056 shares subject to options that are not exercisable within 60 days of March 28, 2014 and 48,907 shares of common stock underlying RSUs that do not vest within 60 days of March 28, 2014.

(9)	Includes 126,249 shares subject to options exercisable within 60 days of March 28, 2014.

(10)	Includes 114,323 shares subject to options exercisable within 60 days of March 28, 2014.

(11)	Includes 103,749 shares subject to options exercisable within 60 days of March 28, 2014.

(12)	Includes 93,749 shares subject to options exercisable within 60 days of March 28, 2014.

(13)	Includes 77,290 shares subject to options exercisable within 60 days of March 28, 2014.

(14)

Includes 50,417 shares subject to options exercisable within 60 days of March 28, 2014. Excludes 169,583 shares subject to options that are not exercisable within 60 days of March 28, 2014 and 57,500 shares of common stock underlying RSUs that do not vest within 60 days of March 28, 2014.

(15)	Includes 30,520 shares subject to options exercisable within 60 days of March 28, 2014.

(16)

Includes 2,947,826 shares subject to options exercisable within 60 days of March 28, 2014 held by our current executive officers and directors. Excludes 576,896 shares subject to options that are not exercisable within 60 days of March 28, 2014 and 212,657 shares of common stock underlying RSUs that do not vest within 60 days of March 28, 2014.

(17)	Mr. Repella is not a current executive officer and therefore is not included.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2013, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation decisions related to fiscal year 2013 and the most important factors relevant to an analysis of these decisions. It provides information regarding the manner and context in which compensation is awarded to and earned by our executive officers who are named in the “2013 Summary Compensation Table” below, referred to herein as our “named executive officers,” and places in perspective the data presented in the tables and other quantitative information that follows this section.

Our “named executive officers” for 2013 are:

Named Executive Officer	Title	Relationship with Vanda

Mihael H. Polymeropoulos, M.D.	President and Chief Executive Officer	President, Chief Executive Officer and a Director since co-founding Vanda in May 2003

James P. Kelly	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	Senior Vice President, Chief Financial Officer, Treasurer and Secretary since December 2010

Robert Repella	Former Senior Vice President, Chief Commercial Officer	Employment terminated as of January 1, 2014. Served as Senior Vice President and Chief Commercial Officer from October 2011 until January 2014

Paolo Baroldi, M.D., Ph.D.	Senior Vice President, Chief Medical Officer	Senior Vice President, Chief Medical Officer since April 2013; served as a consultant in the role of acting Chief Medical Officer from October 2012 through April 2013

Executive Summary

The following provides a brief overview of the more detailed disclosure set forth in this Compensation Discussion and Analysis.

Business Performance Summary

In 2013, our Company continued its progress towards the goal of building a leading central nervous system specialty pharmaceutical company. Key highlights of 2013 included:

•

launch of Non-24-Hour Sleep-Wake Disorder (Non-24) disease awareness program to educate individuals on the severity of the disorder and help potential individuals identify if they may have Non-24, including the pilot and launch of such program nationwide;

•	preparation for the HETLIOZ™ (tasimelteon) U.S. commercial launch, including expansion of our internal and external infrastructure;

•	acceptance by the U.S. Food and Drug Administration (FDA) of our New Drug Application (NDA) filing for HETLIOZ™ in the treatment of patients with Non-24;

•	positive vote from the advisory committee and a recommendation for approval by the FDA for our NDA filing for HETLIOZ™ in Non-24;

•	hiring of Paolo Baroldi, M.D., Ph.D. as our Senior Vice President, Chief Medical Officer;

•	removal of the Bristol-Myers Squibb (BMS) reacquisition option for HETLIOZ™ ;

•	initiated a proof of concept study for VLY-686 in patients with atopic dermatitis; and

•	public offering of shares of our common stock that resulted in net proceeds of approximately $48.5 million.

Summary of Compensation Program Elements

•

The objective of our executive compensation program is to recruit, retain and motivate highly qualified executive officers who possess diverse skills and talents that can help us achieve our short- and long-term goals and strategies. The primary compensation elements we provide our named executive officers include:

•

Base salary positioned within range of a targeted market percentile of the base salary of similarly situated officers at our peer group companies to ensure we attract and retain the talent needed to continue to drive our business successfully. In December 2012, our Compensation Committee, as part of its annual review of our compensation programs, determined to increase the base salaries of Dr. Polymeropoulos, Mr. Kelly and Mr. Repella by 3.0%, 5.0% and 5.1%, respectively. Dr. Baroldi’s base salary of $320,000 was negotiated as part of his employment agreement entered into in April 2013.

•

Cash incentive awards tied to the achievement of pre-determined quantitative and qualitative corporate and individual performance goals. Drs. Polymeropoulos and Baroldi and Mr. Kelly each received an annual cash incentive award equal to 125.0% of their respective target amounts, and Mr. Repella received an annual cash incentive award equal to 100.0% of his target amounts based on, among other things, the Company’s accomplishments and their respective individual contributions to the Company in 2013.

•

Equity awards in the form of stock options and restricted stock unit (RSU) awards subject to vesting provisions, including double trigger equity vesting acceleration upon a change-in-control, designed to retain our executive officers and align their ownership interests with our long-term success and increased stockholder value. In April 2013, in connection with the commencement of his employment as our Chief Medical Officer, Dr. Baroldi was granted an option to purchase shares of our common stock and awarded RSUs. In December 2013, in connection with its annual review, our Compensation Committee granted options to purchase common stock and approved RSU awards to each of our named executive officers, other than Mr. Repella whose employment terminated as of January 2014.

Compensation Program Philosophy

In December 2012, our Compensation Committee determined to adjust our executive compensation program from our prior program to target the executive team’s base salaries and total target cash compensation to the 50th percentile of similarly situated executive officers at our peer group companies and reduce the executive team’s total equity compensation to roughly the 66th percentile of similarly situated executive officers at our peer group companies. Our Compensation Committee believes that these targets are better aligned with competitive market practice than under our historical compensation program, thus enabling us to recruit and retain the talent needed within the organization to deliver on our business strategy. In addition, this competitive positioning allows for better alignment with a pay-for-performance philosophy with premium levels of cash compensation only awarded for performance that exceeds target levels for pre-determined business and individual goals and equity awards that remain a key component of the total rewards package. Our 2013 executive compensation program is designed to further advance these goals.

Objectives of Compensation Program

Our executive compensation program is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

Compensation Components

As, we believe, is the case with most companies of our size in the biopharmaceutical industry, our executive compensation program has three primary components — base salary, an annual cash incentive plan and equity awards.

•

Base Salary.    We fix the base salary of each of our executive officers at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We take into account the base salaries paid by similarly situated companies in our peer group and the other factors discussed below.

•

Cash Incentive Awards.    We provide annual cash incentive awards that are based upon the achievement of corporate and individual performance goals established by our Compensation Committee. These cash incentive awards are designed to focus our executive officers on achieving key clinical, regulatory, operational, strategic and/or financial objectives within a yearly time horizon, as described in more detail below. The annual cash incentive awards are capped at 150% of an executive officer’s target amounts.

•

Equity Awards.    We use stock options and RSUs to reward long-term performance. These equity awards are intended to provide significant incentive value for each executive officer if the Company’s performance is outstanding and the executive officer remains with the Company, and align executive officer pay with long-term stockholder interests.

We view these primary components of our executive compensation program as related but distinct. While our Compensation Committee reviews total combined cash and equity compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. Historically we have utilized equity awards as the primary motivator in attracting and retaining executive officers, and salary and cash incentive awards as secondary considerations. However, as discussed herein, our 2013 executive compensation program was adjusted in an effort to reduce the executive team’s total equity compensation to roughly the 66th percentile of similarly situated executive officers at our peer group companies and increase the executive team’s base salary and total cash compensation to a target aligned with the 50th percentile of similarly situated executive officers at our peer group companies.

In addition to the primary components of compensation described above, we provide our named executive officers with benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans, matching 401(k) contributions and group life and disability insurance. In addition, we provide reimbursement for certain parking and commuting expenses to our executive officers. We also reimbursed Mr. Repella for certain apartment rental expenses in 2013 for an apartment in Washington, D.C.

We have also entered into agreements with each of our executive officers under which they are provided certain benefits in the event their employment is terminated by the Company without cause or by the executive officer for good reason, including following a change-in-control of the Company. We provide these benefits to help keep members of our management team focused on the Company’s business and strategic plans even if they eventually face the distraction of potential employment termination or acquisition of the Company.

Compensation Procedures

Our Compensation Committee’s current policy is to annually perform a strategic review of our named executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other similarly-sized biopharmaceutical companies. Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our Chief Executive Officer and, from time to time, our Chief Financial Officer. Our Compensation Committee also regularly meets in executive session without any of our officers or other employees present. For compensation decisions, including decisions regarding the grant or award of equity compensation to executive officers (other than our Chief Executive Officer), our Compensation Committee typically considers the recommendations of our Chief Executive Officer.

Our Compensation Committee has the authority under its charter to select and retain, and is directly responsible for the appointment, compensation and oversight of, compensation consultants or any other third party it retains to assist in the evaluation of director and officer compensation as well as any other compensation matters. Our Compensation Committee has engaged Towers Watson, a consulting firm specializing in executive compensation, as its independent compensation consultant. In connection with our Compensation Committee’s 2013 executive officer compensation decisions, Towers Watson reviewed and advised on all principal aspects of our executive compensation program and performed the following services:

•

conducted a competitive assessment of the Company’s then current executive compensation arrangements, including analyzing peer group proxy statements, compensation survey data, and other publicly available data;

•	provided recommendations regarding the composition of the Company’s peer group; and

•	reviewed and advised on total compensation, including base salaries, and short- and long-term incentives, including equity awards.

In December 2012, our Compensation Committee, following consultation with Towers Watson, determined that the Company’s historical compensation philosophy of targeting total cash compensation within 10% of the 25th percentile of the Company’s peer group and equity compensation within 10% of the 75th percentile of the Company’s peer group should be realigned to better support our Company’s pay-for-performance philosophy and related executive compensation decisions going forward. Our Compensation Committee determined that migrating the executive team’s base salary to a market median approach, targeting total cash compensation within range of the median, and reducing the executive team’s equity compensation as a percentage of shares outstanding to roughly the 66th percentile of similarly situated executive officers at our peer group companies, was the preferred approach going forward. Our Compensation Committee has determined that the best way to achieve this result was to migrate cash and equity compensation levels to the preferred targets in several steps rather than in a single step. As part of its implementation of its new compensation philosophy, in March 2013, our Compensation Committee, following consultation with Towers Watson, determined to implement a cap on our executive officers’ annual cash incentive awards of 150% of their respective target amounts. Our current compensation philosophy is summarized in the table below.

Component	Compensation Philosophy	Rationale
Base Salary	50th Percentile	Provides “competitive” but not “premium” base pay levels

Target Total Cash Compensation	50th Percentile at Target	“Competitive” cash compensation at target; opportunity for greater than market “competitive” cash compensation if performance exceeds target (subject to cap of 150% of target)

Equity Awards	66th Percentile at Target	Establish grant guidelines based on a fixed number of shares while recognizing a burn rate target agreed upon by the Compensation Committee

Peer Group

As discussed above, in an effort to provide competitive total compensation to our executive officers in connection with our revised compensation philosophy, our Compensation Committee, in consultation with Towers Watson, annually modifies our executive compensation program, including base salary, total cash compensation and equity awards, in part, based on compensation paid or awarded by a peer group of biopharmaceutical companies recommended by Towers Watson and approved by our Compensation Committee.

In identifying a peer group for us in December 2012 for purposes of providing data for use in connection with the development of our 2013 executive compensation program, including the equity grants made in December 2012, Towers Watson considered such factors as stage of product development and commercialization, product pipeline, location, market capitalization, revenue, employee headcount and therapeutic focus. The following 18 organizations, which are referred to herein as our “2013 peer group”, were identified:

Arena Pharmaceuticals, Inc.	Dyax Corp.	Progenics Pharmaceuticals Inc.

Astex Pharmaceuticals, Inc.	GTX Inc.	Rigel Pharmaceuticals, Inc.

Auxilium Pharmaceuticals Inc.	Ironwood Pharmaceuticals, Inc.	Santarus, Inc.

Avanir Pharmaceuticals	Lexicon Pharmaceuticals, Inc.	Synageva BioPharma Corp.

BioCryst Pharmaceuticals, Inc.	MannKind Corp.	XenoPort, Inc.

DepoMed Inc.	Omeros Corporation	Zogenix, Inc.

The 2013 peer group differed substantially from the peer group utilized in connection with our 2012 compensation decisions due to the fact that our Compensation Committee determined to review and realign our peer group given our strategic focus on developing our late stage pipeline and the fact that the financial profile of many of the companies in the prior peer group significantly differed from our Company’s as of the end of 2012.

In identifying a peer group for us in December 2013 for purposes of providing data for use in connection with the development of our 2014 executive compensation program, including the equity grants made in December 2013, Towers Watson considered such factors as stage of product development and commercialization, product pipeline, location, market capitalization, revenue, employee headcount and therapeutic focus. The following 17 organizations, which are referred to herein as our “2014 peer group”, were identified:

Aegerion Pharmaceuticals, Inc.	Dyax Corp.	Omeros Corporation

Arena Pharmaceuticals, Inc.	GTX Inc.	Progenics Pharmaceuticals Inc.

Auxilium Pharmaceuticals Inc.	Ironwood Pharmaceuticals, Inc.	Rigel Pharmaceuticals, Inc.

Avanir Pharmaceuticals	Lexicon Pharmaceuticals, Inc.	Santarus, Inc.

BioCryst Pharmaceuticals, Inc.	MannKind Corp.	Synageva BioPharma Corp.

DepoMed Inc.	NPS Pharmaceuticals, Inc.

The following were the only changes in our peer group from the companies used by our Compensation Committee to help establish our 2013 executive compensation program: the removal of Xenoport, Inc. and Zogenix, Inc. due to the fact that they no longer met the majority of the selection criteria discussed above, the removal of Astex Pharmaceuticals, Inc. which was acquired by Otsuka Pharmaceutical Co., Ltd. in October 2013 and the addition of Aegerion Pharmaceuticals, Inc. and NPS Pharmaceuticals, Inc. which were added based on its lifestage and commercialized product and pipeline profile.

Base Salary

In December 2012, in connection with its annual compensation review, our Compensation Committee reviewed the peer group and market data presented by Towers Watson and discussed with Dr. Polymeropoulos the Company’s and each executive officer’s performance during 2012 and his recommendation regarding the base salary of the Company’s executive officers (other than himself). Our Compensation Committee compared the base salaries of our named executive officers (other than Dr. Baroldi who was not employed by us at the time) to the base salaries of similarly situated officers at our peer group companies and noted that the base salary of Dr. Polymeropoulos was between the 25th and 50th percentiles of the base salary paid to similarly situated officers, while the base salaries of Messrs. Kelly and Repella were within 10% of the base salary paid to similarly situated officers at the 25th percentile of our peer group companies.

Based on this review and our Compensation Committee’s desire to implement our revised compensation policy by gradually migrating our executive team’s base salary to the 50th percentile of the base salary paid to similarly situated officers, our Compensation Committee decided to increase the base salaries of Dr. Polymeropoulos and Messrs. Kelly and Repella as set forth in the table below:

Name	2012 Base Salary	2013 Base Salary	Percentage Increase
Mihael H. Polymeropoulos, M.D.	$500,000	$515,000	3.0%
James P. Kelly	$300,000	$315,000	5.0%
Robert Repella	$350,000	$368,000	5.1%

Following these increases, the 2013 base salary of each of these executive officers was positioned between the 25th and 50th percentiles of the base salary paid to similarly situated officers at our peer group companies.

In April 2013, Paolo Baroldi entered into an employment agreement with our Company to serve as Senior Vice President, Chief Medical Officer. The employment agreement was negotiated by the Company’s management in consultation with and subject to the approval of the Compensation Committee. Under his employment agreement, the Company agreed to pay Dr. Baroldi a base salary of $320,000 annually, subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time.

In December 2013, in connection with its annual compensation review for purposes of setting 2014 executive compensation, our Compensation Committee reviewed the market data from the 2014 peer group contained in a Towers Watson report and discussed with Dr. Polymeropoulos the Company’s and each executive officer’s performance during 2013 and his recommendation regarding the base salary of the Company’s executive officers (other than himself). Based on this review and our Compensation Committee’s desire to implement our revised compensation policy by gradually migrating our executive team’s base salary to the 50th percentile of the base salary paid to similarly situated officers at our peer group companies, our Compensation Committee determined to increase the 2014 base salaries of Drs. Polymeropoulos and Baroldi and Mr. Kelly as follows:

Name	2013 Base Salary	2014 Base Salary	Percentage Increase
Mihael H. Polymeropoulos, M.D.	$515,000	$580,000	12.6%
James P. Kelly	$315,000	$360,000	14.3%
Paolo Baroldi, M.D., Ph.D.	$320,000	$360,000	12.5%

Mr. Repella’s base salary was not increased due to the fact that he had previously agreed with the Company that his employment would terminate effective January 1, 2014.

Cash Incentive Awards

The target levels of the annual cash incentive awards for our executive officers were initially established as part of their respective individual employment agreements. Each of these employment agreements provide that the executive officer will receive an annual cash incentive award determined at the discretion of our Compensation Committee based on our Company’s performance against its objectives and individualized objective and subjective criteria, with a target award amount equal to a percentage of their respective base salary. The award criteria are established by our Compensation Committee on an annual basis, and include specific objectives, relating to the achievement of clinical, regulatory, business and/or financial milestones. Our Compensation Committee annually reviews the target award percentage of each of our named executive officers.

At the end or following the conclusion of each fiscal year, our Compensation Committee evaluates the performance of each of our executive officers with respect to the attainment of the Company’s corporate objectives and their individual objectives to determine the amount of their cash incentive awards for the year. The actual amount awarded is determined in the discretion of our Compensation Committee based on each executive officer’s level of performance. Historically, the actual amount awarded has been between 0 and 200% of the target award amount. However, as part of its implementation of its new compensation philosophy, in March 2013, our Compensation Committee, following consultation with Towers Watson, determined to implement a cap on our executive officers’ annual cash incentive awards of 150% of their respective target amounts.

In December 2012, in connection with its annual compensation review, our Compensation Committee reviewed the peer group and market data presented by Towers Watson and compared the total target cash compensation (base salary plus target cash incentive award) of our named executive officers (other than Dr. Baroldi who was not employed by us at the time) with the target cash compensation of similarly situated officers at our peer group companies. At the time, our Compensation Committee determined not to change the 2013 target award percentages for any of our named executive officers. However, in March 2013, in connection with the gradual implementation of its revised executive officer compensation philosophy, our Compensation Committee resolved to increase Dr. Polymeropoulos’ target award percentage to the 50th percentile of the target award percentage of chief executive officers at the 2013 peer group, resulting in a target award percentage of 55% of his base salary.

Dr. Baroldi’s target award percentage of 40% of his base salary was set in his employment agreement which was entered into in April 2013.

Following the increases to our named executive officers’ base salaries discussed above and the increase to Dr. Polymeropoulos’ target award percentage, the 2013 target award amounts of our named executive officers set forth in the table below.

Name	2012 Target Award Amount ($)		2013 Target Award Amount ($)	Percentage Increase
Mihael H. Polymeropoulos, M.D.	$250,000		$283,250	13.3%
James P. Kelly	$120,000		$126,000	5.0%
Robert Repella	$140,000		$147,200	5.1%
Paolo Baroldi, M.D., Ph.D.	—	(1)	$128,000	—

(1)	Dr. Baroldi did not have a 2012 Target Award Amount because he was hired as our Senior Vice President, Chief Medical Officer in 2013.

The 2013 target total cash compensation of Drs. Polymeropoulos and Baroldi, and Messrs. Kelly and Repella was between the 25th and 50th percentiles of the target total cash compensation of similarly situated officers of our peer group.

As noted above, the actual incentive cash awards for our named executive officers are determined at the discretion of our Compensation Committee based on our Company’s performance against its objectives and individualized objective and subjective criteria. For 2013, the corporate objectives and individual objectives for Dr. Polymeropoulos approved by our Compensation Committee included:

•	on-time reporting of our results from our Phase III clinical trial for HETLIOZ™ in Non-24 and major depressive disorder;

•	FDA acceptance of our NDA filing for HETLIOZ™ in Non-24;

•	preparation for a HETLIOZ™ Non-24 U.S. commercial launch;

•	developing a HETLIOZ™ regulatory path in Europe;

•	initiation of a proof of concept study for VLY-686;

•	pursuing partnership or other commercial opportunities;

•	continued monitoring of Fanapt sales in the U.S.;

•	hiring a chief medical officer and expansion of HETLIOZ™ commercial resources; and

•	managing and budgeting our cash pursuant to a strategic plan to be approved by our board of directors in 2013.

The 2013 individual objectives approved by our Compensation Committee for our named executive officers, other than Dr. Polymeropoulos, consisted of HETLIOZ™ clinical, regulatory and commercial, financial, product development, business development and personnel goals, which included:

James P. Kelly, Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Ensure timely SEC filings

Support audit committee activities

Maintain effective financial controls and procedures

Maintain compliance with Company’s 2013 budget and develop forward-looking forecasts

Manage Company cash within investment policy

Complete financing plans and review various scenarios for capital needs

Assist in the development of a long-range business plan for the Company

Support HETLIOZ™ commercial launch preparation

Support analyst and investor relations and relationships with financial institutions

Assist in the development of HETLIOZ™ regulatory path in Europe

Evaluate current and potential business development opportunities

Help establish and prepare commercial support infrastructure

Review corporate tax initiatives and implications

Robert Repella, former Senior Vice President, Chief Commercial Officer

Prepare for HETLIOZ™ Non-24 U.S. commercial launch

Manage HETLIOZ™ partnerships and lifecycle

Provide Fanapt® strategic support to Novartis in the U.S. and to partners outside the U.S.

Evaluate current and potential business development opportunities

Establish and expand HETLIOZ™ commercial team

Identify commercial options to support current and future product portfolio scenarios

Paolo Baroldi, M.D., Ph.D., Senior Vice President, Chief Medical Officer

Complete and file NDA filing for HETLIOZ™ in Non-24

Prepare for FDA advisory committee meetings

Lead effort to pursue regulatory approval of HETLIOZ™ in Europe

Initiate proof of concept study for VLY-686

Evaluate potential additional HETLIOZ™ indications

Support commercial objectives

Manage and develop support team

Based on the Company’s 2013 performance and the accomplishments of the Company and our named executive officers during the year, our Compensation Committee determined to award each of Drs. Polymeropoulos and Baroldi and Mr. Kelly cash incentive awards that were 1.25 times their respective target amounts. The cash incentive awards were above target due to the fact that the 2013 corporate objectives and the individual 2013 objectives of each of Drs. Polymeropoulos and Baroldi and Mr. Kelly were satisfied in a manner that exceeded the expectations of our Compensation Committee, including without limitation, the completion of the public offering of shares of our common stock, the FDA’s acceptance of our NDA for HETLIOZ™, the recommendation of the FDA advisory committee to approve our NDA for HETLIOZ™, preparation for HETLIOZ™ Non-24 U.S. commercial launch and initiation of a proof of concept study for VLY-686 in patients with atopic dermatitis. Our Compensation Committee awarded Mr. Repella a cash incentive award that was equal to his target amount. Mr. Repella did not receive an award above target because he had previously agreed with the Company that his employment would terminate effective January 1, 2014.

As a result and as further described in the 2013 Summary Compensation Table that follows this Compensation Discussion and Analysis, in December 2013 our named executive officers were awarded the following incentive cash awards:

Name	2013 Target Award Amount	2013 Actual Award	Percentage of Target Actually Awarded
Mihael H. Polymeropoulos, M.D.	$283,250	$354,063	125.0%
James P. Kelly	$126,000	$157,500	125.0%
Robert Repella	$147,200	$147,200	100.0%
Paolo Baroldi, M.D., Ph.D.	$128,000	$160,000	125.0%

In December 2013 when it undertook its review of our executive compensation arrangements, our Compensation Committee resolved to increase Dr. Polymeropoulos’ target award percentage to the 50th percentile of the target award percentages of chief executive officers at the 2014 peer group, resulting in a target award percentage of 60%. Our Compensation Committee determined not to change the 2014 target award percentage for Mr. Kelly or Dr. Baroldi.

Equity Compensation

Our Compensation Committee believes that equity compensation awards help align the interests of our executive officers with those of our stockholders because the value of the equity awards to the recipient increases only with the appreciation of the price of our common stock. The authority to make equity grants to executive officers rests with our Compensation Committee, although our Compensation Committee does consider the peer group data provided by Towers Watson and the recommendations of our Chief Executive Officer (other than for himself).

Generally, we have granted a stock option and/or awarded RSUs to our executive officers upon commencement of their employment with the Company. The size of these initial equity grants are negotiated in connection with the executive officer’s employment agreement and generally vest over a four year period. The intent of the initial grants is to create a meaningful opportunity for stock ownership and to align the executive officer’s interest with the long-term interests of our stockholders.

At least annually, typically in December, our Compensation Committee considers replenishment equity awards of stock options and RSUs for our executive officers. We believe that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares of common stock underlying each award, helps ensure a meaningful incentive to remain in our employ and to enhance stockholder value over time.

In December 2012, in connection with its annual compensation review for purposes of setting 2013 executive compensation, our Compensation Committee reviewed the peer group and market data presented by Towers Watson and awarded RSUs and granted options to purchase shares of the Company’s common stock, which were subject to both service-based and performance-based vesting criteria, to our named executive officers (other than Dr. Baroldi who was not employed by us at the time) as set forth in the table below. The performance-based portion of the RSUs and the options consisted of 50% of the underlying shares of common stock and vested in full upon the acceptance by the FDA of an NDA for HETLIOZ™ in Non-24. The remaining portion of the RSUs was service-based and vests in equal annual installments over four years beginning January 1, 2014, provided that the executive officer remains continuously employed by us through the applicable vesting event or date. The service-based portion of the shares of common stock subject to the option grants vests in equal monthly installments over four years of continuous service from the date of grant. Each option had an exercise price of $3.12 per share, the closing price of the Company’s common stock on the grant date. These awards were granted to provide incentives for these executive officers to achieve Company milestones, including, among other things, progression towards the goal of a mid-2013 NDA filing for HETLIOZ™ in Non-24, preparation for a potential HETLIOZ™ commercial launch and the pursuit of foreign regulatory approval and commercialization of HETLIOZ™ and Fanapt®.

To determine the size of these RSU awards and option grants, our Compensation Committee referenced the number of shares underlying equity grants as percentage of common stock outstanding to similarly situated officers at the 75th percentile of the peer group data as a starting point in determining the size of the awards. Our Compensation Committee then increased the size of the grants and awards based upon, among other factors, its conclusion in the judgment of its members of the appropriate equity incentive award size, our market capitalization and the price of our common stock, recommendations from Towers Watson and our Chief Executive Officer (other than with regard to himself), our Company’s recent performance, our projected 2013 financial performance, the executive officer’s current and future responsibility and the executive officer’s performance in the recent period. As part of its determination, our Compensation Committee attempted to ensure that each named executive officer had a sufficient amount of unvested awards to properly motivate him to remain with the Company and achieve the Company’s long-term goals.

	Granted in 2012
Name	Number of Shares Underlying Performance- Based Portion of RSU Awards	Number of Shares Underlying Service-Based Portion of RSU Awards	Number of Shares Underlying Performance- Based Portion of Option Grant	Number of Shares Underlying Service-Based Portion of Option Grant
Mihael H. Polymeropoulos, M.D.	25,000	25,000	75,000	75,000
James P. Kelly	9,375	9,375	28,125	28,125
Robert Repella	9,375	9,375	28,125	28,125

In connection with his commencement of employment in April 2013, the Compensation Committee (i) granted Dr. Baroldi an option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to $4.47, the closing price per share of the Company’s common stock on the NASDAQ Global Market on the date he commenced employment and (ii) awarded Dr. Baroldi a RSU covering 50,000 shares of the Company’s common stock. The option will become exercisable with respect to 25% of the shares after 12 months of continuous service with the Company, with the balance becoming exercisable in equal monthly installments over the next 36 months of continuous service thereafter. The RSUs vest with respect to 25% of the shares on January 1, 2014, and an additional 25% on January 1 of each of the next three years, provided that Dr. Baroldi has remained in continuous service with the Company on each applicable vesting date. The size of these awards was negotiated as part of his employment agreement entered into in April 2013.

In December 2013, in connection with its annual compensation review for purposes of setting 2014 executive compensation, our Compensation Committee reviewed the peer group and market data presented by Towers Watson and awarded RSUs and granted options to purchase shares of the Company’s common stock, which were subject to service-based vesting criteria, to our named executive officers (other than Mr. Repella whose employment terminated as of January 1, 2014) as set forth in the table below. The RSUs will vest in four equal annual installments beginning on January 1, 2015, provided that the executive officer remains continuously employed by us through the applicable vesting date. The shares of common stock subject to the option grants vest in equal monthly installments over four years of continuous service from the date of grant. Each option had an exercise price of $11.59 per share, the closing price of the Company’s common stock on the grant date. To determine the size of these RSU awards and option grants, our Compensation Committee targets the number of shares underlying equity grants as a percentage of common stock outstanding to similarly situated officers at the 66th percentile of the peer groups. Our Compensation Committee determined not to make any adjustments to the size of the award from that granted in 2012 to Dr. Polymeropoulos, determined to increase the size of the award granted to Mr. Kelly by approximately 6% and to provide Dr. Baroldi with the same equity awards as that provided to Mr. Kelly. As such, the following equity grants were made:

	Granted in 2013
Name	Number of Shares Underlying RSU Awards	Number of Shares Underlying Option Grant
Mihael H. Polymeropoulos, M.D.	50,000	150,000
James P. Kelly	20,000	60,000
Paolo Baroldi, M.D., Ph.D.	20,000	60,000

Based on its review of the peer group data, these grants were between the 50th and 75th percentile of the size of grants made to similarly situated executives at our peer groups.

Severance and Change-in-Control Benefits

Each of our executive officers has a provision in his employment agreement with the Company providing for certain severance benefits in the event of termination without cause, as well as a provision that provides for the acceleration of certain of his then unvested options in the event of termination without cause following a change-in-control of the Company. Following his termination of employment effective as of January 1, 2014, Mr. Repella received certain payments and benefits pursuant to his employment agreement and his separation and release agreement. In addition, Dr. Polymeropoulos is entitled to certain tax benefits upon a change-in-control of the Company pursuant to a tax indemnity agreement entered into in 2007 and amended in 2010. These severance and acceleration provisions are described in the “Employment Agreements” section below, and certain estimates of these severance and change-in-control benefits are provided in “Estimated Payments and Benefits Upon Termination” below. No material changes were made to these benefits in 2013.

Other Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. There were no material benefits or perquisites provided to any named executive officer in 2013 other than reimbursement for certain parking and commuting expenses to our executive officers. In addition, we reimbursed Mr. Repella an aggregate of $46,211 for an apartment rental in Washington, D.C. The Company provides matching contributions of up to 50% to the first 6% contribution of each employee’s 401(k) contribution per pay period.

Stockholder Advisory Vote on Executive Compensation

At our 2013 annual meeting of stockholders, approximately 81.8% of the shares voted were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2013 annual meeting of stockholders, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and other related tables and disclosures. Both our Compensation Committee and Board of Directors intend to periodically reevaluate our executive compensation philosophy and practices in light of the Company’s performance, needs and developments, including the outcome of future non-binding advisory votes by the Company’s stockholders.

Report of the Compensation Committee2

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

Vincent J. Milano (Chairman)

Howard H. Pien

H. Thomas Watkins

2 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Vanda under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2013 Summary Compensation Table

The following table summarizes the compensation that we paid to our Chief Executive Officer, Chief Financial Officer and each of our two other most highly compensated executive officers during the year ended December 31, 2013. We refer to these executive officers in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Mihael H. Polymeropoulos, M.D. President and Chief Executive Officer	2013 2012 2011	515,000 500,000 485,625		579,500 156,000 244,000	1,049,610 284,205 456,540	354,063 300,000 291,000	22,061 18,081 7,350	(4)	2,520,234 1,258,286 1,484,515

James P. Kelly Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2013 2012 2011	315,000 300,000 285,625		231,800 58,500 91,500	419,844 106,577 171,203	157,500 144,000 136,800	21,234 17,840 7,350	(4)	1,145,378 626,917 692,478

Robert Repella(5) Senior Vice President, Chief Commercial Officer	2013 2012 2011	368,000 350,000 66,410		— 58,500 354,000	— 106,577 848,769	147,200 168,000 —	70,125 24,768 —	(4)(6)	585,325 707,845 1,269,179

Paolo Baroldi, M.D., Ph.D.(7) Senior Vice President, Chief Medical Officer	2013	279,820	(8)	231,800	419,844	160,000	19,946	(4)	1,111,410

(1)	The salary amount represents the salary earned from January 1 through December 31 of the applicable year.

(2)

Reflects the aggregate grant date fair value of stock awards and option awards granted during the applicable year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013. Our executive officers will not realize the estimated value of these awards until these awards are vested and sold.

(3)	Represents amounts paid under our 2013 cash incentive bonus program.

(4)

Includes contributions made by the Company to match executive officers’ respective 401(k) plan contributions and amounts paid by the Company for health care insurance coverage, group long term life insurance and parking and commuting expenses.

(5)	Mr. Repella’s employment with the Company commenced on October 24, 2011 and terminated as of January 1, 2014.

(6)	Includes rental reimbursements of $46,211 for an apartment in Washington, D.C.

(7)

Dr. Baroldi’s position as Senior Vice President, Chief Medical Officer of the Company commenced on April 15, 2013. Prior to such time, Dr. Baroldi served as a consultant to the Company in the role of acting Chief Medical Officer.

(8)	Includes $51,922 paid while Dr. Baroldi served as a consultant to the Company in the role of acting Chief Medical Officer.

2013 Grants of Plan-Based Awards

The following table sets forth each plan-based award granted to the Company’s named executive officers during the year ended December 31, 2013.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
Mihael H. Polymeropoulos, M.D.		(3)	283,250	424,875
	12/02/2013				50,000	(4)				$579,500
	12/02/2013						150,000	(5)	11.59	$1,049,610

James P. Kelly		(3)	126,000	189,000
	12/02/2013				20,000	(4)				$231,800
	12/02/2013						60,000	(5)	11.59	$419,844

Robert Repella		(3)	147,200	220,800

Paolo Baroldi, M.D., Ph.D.		(3)	128,000	192,000
	12/02/2013				20,000	(4)				$231,800
	12/02/2013						60,000	(5)	11.59	$419,844

(1)	Reflects cash bonuses payable under our 2013 cash incentive bonus program.

(2)

Represents the fair value of each stock option grant or RSU as of the date it was granted in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013. These amounts do not represent the actual amounts paid to or realized by the executive officer for these awards.

(3)	No threshold amount is included because the plan does not provide for a minimum non-zero payout amount.

(4)

Service-based RSU that will vest with respect to 25% of the shares on January 1, 2015, 25% of the shares on January 1, 2016, 25% of the shares on January 1, 2017 and 25% of the shares on January 1, 2018.

(5)	Option vests with respect to 1/48th of the shares after the executive officer completes each month of continuous service after December 2, 2013.

All options and RSUs listed above may be subject to acceleration upon the occurrence of certain events per the terms of the executive officer’s employment agreement as described under “Employment Agreements” below.

Outstanding Equity Awards at 2013 Year-End

The following table sets forth information regarding each unexercised option and unvested RSUs held by each of our named executive officers as of December 31, 2013.

Name		Option awards						Stock awards
	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mihael H. Polymeropoulos, M.D.	02/10/2005 09/28/2005 12/29/2005 01/30/2007 01/04/2008 05/22/2009 12/17/2009 12/16/2010 12/06/2011 12/07/2012 12/07/2012 12/02/2013	48,154 395,621 190,373 500,000 250,000 250,000 175,000 112,250 75,000 18,750 75,000 —	— — — — — — — 37,750 75,000 56,250 — 150,000	(2) (2) (2) (2)	0.33 0.33 4.73 30.65 5.76 12.55 10.65 8.75 4.88 3.12 3.12 11.59	02/10/2015 09/28/2015 12/29/2015 01/30/2017 01/03/2018 05/21/2019 12/16/2019 12/16/2020 12/05/2021 12/06/2022 12/06/2022 12/01/2023
	01/01/2010 12/16/2010 12/06/2011 12/07/2012 12/02/2013							18,750 25,000 37,500 25,000 50,000	(3) (4) (5) (6) (7)	232,688 310,250 465,375 310,250 620,500

James P. Kelly	12/13/2010 12/06/2011 12/07/2012 12/07/2012 12/02/2013	112,498 28,125 7,031 28,125 —	37,502 28,125 21,094 — 60,000	(8) (2) (2) (2)	8.27 4.88 3.12 3.12 11.59	12/12/2020 12/05/2021 12/06/2022 12/06/2022 12/01/2023
	12/13/2010 12/06/2011 12/07/2012 12/02/2013							25,000 14,063 9,375 20,000	(4) (5) (6) (7)	310,250 174,522 116,344 248,200

Robert Repella	10/24/2011 12/07/2012	61,027 586	105,418 21,094	(9) (10)	5.90 3.12	06/30/2014 06/30/2014	(11) (11)
	10/24/2011 12/07/2012							45,000 9,375	(12) (13)	558,450 116,344
Paolo Baroldi, M.D., Ph.D.	12/07/2012 04/15/2013 12/02/2013	2,500 — —	7,500 150,000 60,000	(2) (14) (2)	3.12 4.47 11.59	12/06/2022 04/14/2023 12/01/2023
	04/15/2013 12/02/2013							50,000 20,000	(6) (7)	620,500 248,200

(1)	Based on a per share price of $12.41, which was the closing price per share of our common stock on the last business day of the 2013 fiscal year (December 31, 2013).

(2)	Option vests with respect to 1/48th of the total number of shares granted for each month of continuous service of the Company completed by the executive officer following the date of grant.

(3)

Service-based RSU that will vest with respect to 25% of the shares on January 1, 2011, 25% of the shares on January 1, 2012, 25% of the shares on January 1, 2013 and 25% of the shares on January 1, 2014.

(4)

Service-based RSU that will vest with respect to 25% of the shares on January 1, 2012, 25% of the shares on January 1, 2013, 25% of the shares on January 1, 2014 and 25% of the shares on January 1, 2015.

(5)

Service-based RSU that will vest with respect to 25% of the shares on January 1, 2013, 25% of the shares on January 1, 2014, 25% of the shares on January 1, 2015 and 25% of the shares on January 1, 2016.

(6)

Service-based RSU that will vest with respect to 25% of the shares on January 1, 2014, 25% of the shares on January 1, 2015, 25% of the shares on January 1, 2016 and 25% of the shares on January 1, 2017.

(7)

Service-based RSU that will vest with respect to 25% of the shares on January 1, 2015, 25% of the shares on January 1, 2016, 25% of the shares on January 1, 2017 and 25% of the shares on January 1, 2018.

(8)

Option vests with respect to 25% of the underlying shares after Mr. Kelly completes 12 months of continuous service with the Company after December 13, 2010, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter.

(9)

Option was to vest with respect to 25% of the underlying shares after Mr. Repella completed 12 months of continuous service with the Company after October 24, 2011, with the balance to vest in equal monthly installments over the next 36 months of continuous service thereafter. Upon termination of Mr. Repella’s employment effective as of January 1, 2014, the option terminated with respect to 91,043 unvested shares subject to the option.

(10)

Option was to vest with respect to 1/48th of the total number of shares granted for each month of continuous service of the Company completed by Mr. Repella following the date of grant. Upon termination of Mr. Repella’s employment effective as of January 1, 2014, the option terminated with respect to 19,336 unvested shares subject to the option.

(11)	Upon termination of Mr. Repella’s employment effective as of January 1, 2014, his vested options were exercisable for six months following the termination of his employment.

(12)

Service-based RSU that was to vest with respect to 25% of the shares on January 1, 2013, 25% of the shares on January 1, 2014, 25% of the shares on January 1, 2015 and 25% of the shares on January 1, 2016. Upon termination of Mr. Repella’s employment effective as of January 1, 2014, 30,000 unvested RSUs terminated.

(13)

Service-based RSU that was to vest with respect to 25% of the shares on January 1, 2014, 25% of the shares on January 1, 2015, 25% of the shares on January 1, 2016 and 25% of the shares on January 1, 2017. Upon termination of Mr. Repella’s employment effective as of January 1, 2014, 7,032 unvested RSUs terminated.

(14)

Option vests with respect to 25% of the underlying shares after Dr. Baroldi completes 12 months of continuous service with the Company after April 15, 2013, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter.

All options and RSUs listed above may be subject to acceleration upon the occurrence of certain events per the terms of the executive officer’s employment agreement as described under “Employment Agreements” below.

2013 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon option exercise and stock award vesting for each named executive officer during the year ended December 31, 2013. These amounts do not represent the actual amounts realized by the executive officer for these awards.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise of Options (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Mihael H. Polymeropoulos, M.D.	—	—	43,750 25,000	(2) (3)	172,813 303,500	(2) (3)
James P. Kelly	—	—	17,187 9,375	(2) (3)	67,889 113,813	(2) (3)
Robert Repella			15,000 9,375	(2) (3)	59,250 113,813	(2) (3)
	98,125	482,833
Paolo Baroldi, M.D., Ph.D.	—	—	—		—

(1)	Value realized on vesting is based on the closing price per share of our common stock on the vesting date.

(2)

The shares underlying RSUs held by the named executive officers vested on January 1, 2013, however the actual settlement of such RSUs occurred on February 14, 2013 pursuant to their terms. These amounts do not represent the actual amounts realized by the executive officer for these awards.

(3)

The shares underlying RSUs held by the named executive officers vested on July 29, 2013 upon the acceptance by the U.S. Food and Drug Administration of the Company’s New Drug Application for filing for tasimelteon for the treatment of Non-24-Hour Disorder. The actual settlement of such RSUs occurred on November 19, 2013 pursuant to their terms. These amounts do not represent the actual amounts realized by the executive officer for these awards.

Employment Agreements

We entered into offer letters or employment agreements with each of Mihael H. Polymeropoulos, M.D., our President and Chief Executive Officer, James P. Kelly, our Senior Vice President, Chief Financial Officer, Treasurer and Secretary, Robert Repella, our former Senior Vice President and Chief Commercial Officer and Paolo Baroldi, M.D., Ph.D., our Senior Vice President and Chief Medical Officer.

Mihael H. Polymeropoulos, M.D. We entered into an employment agreement in February 2005, which was amended and restated effective December 16, 2008 and amended on December 16, 2010, with Dr. Polymeropoulos, which provides for an annual base salary of not less than $362,250 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance goals (Dr. Polymeropoulos’ current base salary for 2014 is $580,000 and his target bonus amount is 60% of his annual base salary). If the Company terminates Dr. Polymeropoulos’ employment for any reason other than cause or permanent disability, or, other than for item (4) below, Dr. Polymeropoulos terminates his employment within six months after the occurrence of any event constituting good reason, Dr. Polymeropoulos will receive the following severance benefits following termination: (1) a cash payment of his monthly base salary for 12 months (the “Continuation Period”), payable in accordance with the Company’s standard payroll procedures; (2) a bonus, payable in a lump sum, in an amount equal to the greater of his most recent annual target bonus or the average annual target bonus awarded to him for the prior three years; (3) payment of his monthly COBRA health insurance premiums until the earliest of (a) the close of the Continuation Period, (b) the expiration of his continuation coverage under COBRA and (c) the date when he is offered substantially equivalent health insurance coverage in connection with new employment or self-employment; and (4) an additional three months of vesting under all options held by him and all such options shall be exercisable for six months following his termination. In addition, pursuant to the terms of his option agreements and RSU awards, if Dr. Polymeropoulos is terminated without cause, or he terminates his employment for good reason, within 24 months following a change in control of the Company, he will become vested in all of his then unvested options and RSUs. In addition to the benefits provided in his employment agreement, option agreements and RSU awards, the Company entered into a tax indemnity agreement with Dr. Polymeropoulos in November of 2007 that provides certain benefits to him in the event of a change in control of the Company, as described below in “Severance and Change in Control Arrangements.”

James P. Kelly. We entered into an employment agreement in December 2010 with Mr. Kelly, which provides for an annual base salary of not less than $285,000 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance criteria (Mr. Kelly’s current base salary for 2014 is $360,000 and his target bonus amount is 40% of his base salary). If the Company terminates Mr. Kelly’s employment for any reason other than cause or permanent disability, or, other than for item (4) below, if he terminates his employment within six months after the occurrence of any event constituting good reason, Mr. Kelly will receive the following severance benefits following termination: (1) a cash payment of his monthly base salary for 12 months (the “Continuation Period”), payable in accordance with the Company’s standard payroll procedures; (2) an amount equal to his annual target bonus, payable in a lump sum; (3) payment of his monthly COBRA health insurance premiums until the earliest of (a) the close of the Continuation Period, (b) the expiration of his continuation coverage under COBRA and (c) the date when he is offered substantially equivalent health insurance coverage in connection with new employment or self-employment; and (4) an additional three months of vesting under all options held by him and all such options shall be exercisable for six months following his termination. In addition, pursuant to the terms of his option agreements and RSU awards, if Mr. Kelly is terminated without cause or if he terminates his employment for good reason, within 24 months following a change in control of the Company, he will become vested in all of his then unvested options and RSUs.

Robert Repella. We entered into an employment agreement in October 2011 with Mr. Repella. Mr. Repella’s employment with the Company terminated effective as of January 1, 2014. Following such termination, pursuant to his employment agreement and pursuant to his separation and release agreement, Mr. Repella received the following severance benefits: (i) cash payment of his monthly base salary for 12 months (the “Continuation Period”); (ii) an amount equal to his annual target bonus at the rate in effect as of the termination of his employment; (iii) payment of his monthly COBRA premiums until the earliest of (a) the close of the Continuation Period, (b) the expiration of his continuation coverage under COBRA and (c) the date when Mr. Repella is offered substantially equivalent health insurance coverage in connection with new employment or self-employment; (iv) the vested portion of the shares of the Company’s Common Stock subject to all options held by Mr. Repella were subject to an additional three months of accelerated vesting, and such options were exercisable for six months following the termination of his employment; and (v) payment of his monthly rent for an apartment in Washington, D.C. and continued use of his parking space until the earlier of (i) the last day of his current lease term for such apartment or (ii) the date Mr. Repella moves out of such apartment.

Paolo Baroldi, M.D., Ph.D. We entered into an employment agreement on April 15, 2013 with Dr. Baroldi, which provides for an annual base salary of not less than $320,000 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance criteria (Dr. Baroldi’s current base salary for 2014 is $360,000 and his target bonus amount is 40% of his base salary). If the Company terminates Dr. Baroldi’s employment for any reason other than cause or permanent disability, or, other than for item (4) below, if he terminates his employment within six months after the occurrence of any event constituting good reason, Dr. Baroldi will receive the following severance benefits following termination: (1) a cash payment of his monthly base salary for 12 months (the “Continuation Period”), payable in accordance with the Company’s standard payroll procedures; (2) an amount equal to his annual target bonus, payable in a lump sum; (3) payment of his monthly COBRA health insurance premiums until the earliest of (a) the close of the Continuation Period, (b) the expiration of his continuation coverage under COBRA and (c) the date when he is offered substantially equivalent health insurance coverage in connection with new employment or self-employment; and (4) an additional three months of vesting under all options held by him and all such options shall be exercisable for six months following his termination. In addition, pursuant to the terms of his option agreements and RSU awards, if Dr. Baroldi is terminated without cause or if he terminates his employment for good reason, within 24 months following a change in control of the Company, he will become vested in all of his then unvested options and RSUs.

In the employment agreements referenced above, “Cause” means:

(a) An unauthorized use or disclosure by the executive officer of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;

(b) A material breach by the executive officer of any agreements between the executive officer and the Company;

(c) A material failure by the executive officer to comply with the Company’s written policies or rules;

(d) The executive officer’s conviction of, or plea of “guilty or “no contest” to a felony under the laws of the United States or any State thereof;

(e) The executive officer’s gross negligence or willful misconduct; or

(f) A continuing failure by the executive officer to perform assigned duties after receiving written notification of such failure from the Board of Directors;

And with respect to the employment agreement between the Company and each of Drs. Polymeropoulos and Baroldi, “Cause” also includes:

(g) A failure by the executive officer to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the executive officer’s cooperation.

In the employment agreements for Messrs. Kelly and Repella and Dr. Baroldi, “Good Reason” means: (i) a change in the executive officer’s position with the Company that materially reduces his level of authority or responsibility, (ii) a material reduction in his base compensation or (iii) receipt of notice that his principal workplace will be relocated by more than 30 miles. In the employment agreement for Dr. Polymeropoulos, “Good Reason” shall mean any of the following events: (i) Dr. Polymeropoulos’ receipt of notice that his principal workplace will be relocated more than 30 miles; (ii) a reduction in Dr. Polymeropoulos’ base salary by more than 10%, unless pursuant to a Company-wide reduction affecting all employees proportionately; or (iii) a change in Dr. Polymeropoulos’ position with the Company that materially reduces his level of authority or responsibility (including without limitation failure to nominate him as a directory of the Company). A condition shall not be considered “Good Reason” unless the applicable executive officer gives the Company written notice of such condition within 90 days after such condition comes into existence and the Company fails to remedy such condition within 30 days after receiving such executive officer’s written notice.

Severance and Change in Control Arrangements

See “Employment Agreements” and “Compensation Discussion and Analysis — Severance and Change in Control Benefits” above for a description of the severance and change in control arrangements for Drs. Polymeropoulos and Baroldi and Messrs. Kelly and Repella. Drs. Polymeropoulos and Baroldi and Mr. Kelly will only be eligible to receive severance payments if each executive officer signs a general release of claims.

Our Compensation Committee, as plan administrator of our Second Amended and Restated Management Equity Plan and our 2006 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options held by our named executive officers and any other person in connection with certain changes in control of Vanda.

In each employment agreement, a change in control is defined as (1) the consummation of a merger or consolidation of the Company with or into another entity, if persons who were not stockholders of the Company immediately prior to such merger or consolidation own immediately after such merger or consolidation 50% or more of the voting power of the outstanding securities of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of such continuing or surviving entity; or (2) the sale, transfer or other disposition of all or substantially all of the Company’s assets. With respect to Messrs. Kelly’s and Repella’s and Dr. Baroldi’s employment agreement, change in control also includes: (i) a change in the composition of our Board of Directors, as a result of which fewer than 50% of the incumbent directors are directors who either: (A) had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board of Directors (the “Original Directors”); or (B) were appointed to the Board of Directors, or nominated for election to the Board of Directors, with the affirmative votes of at least a majority of the aggregate of (1) the Original Directors who were in office at the time of their appointment or nomination and (2) the directors whose appointment or nomination was previously approved in a manner consistent with (B); and (ii) any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

In addition, the Company is a party to a tax indemnity agreement with Dr. Polymeropoulos. Under this tax indemnity agreement, the Company or its successor will reimburse Dr. Polymeropoulos for any excise tax that he is required to pay under Section 4999 of the Code of 1986, as amended, as well as the income and excise taxes imposed on the reimbursement. Section 4999 imposes a 20% excise tax on payments and distributions that are made or accelerated (or the vesting of which is accelerated) as a result of a change in control of the Company. The excise tax applies only if the aggregate value of those payments and distributions equals or exceeds 300% of Dr. Polymeropoulos’ average annual compensation from the Company for the last five completed calendar years. If the tax applies, it attaches to the excess of the aggregate value of the payments and distributions over 100% of Dr. Polymeropoulos’ average annual compensation. In the Company’s case, the payments and distributions consist of the continuation of salary, incentive bonus and health insurance coverage for varying periods of time and accelerated vesting of stock options to varying degrees.

Estimated Payments and Benefits Upon Termination

The following table describes the potential payments and benefits upon employment termination for Drs. Polymeropoulos and Baroldi and Messrs. Kelly and Repella, as if the executive officer’s employment terminated as of December 31, 2013.

	Executive benefits and payments upon termination	Voluntary resignation not for good reason			Voluntary resignation for good reason		Termination by company not for cause		Termination by company for cause		Voluntary resignation for good reason or termination by company not for cause in connection with or following change in control
Mihael H.	Compensation:
Polymeropoulos, M.D., President and Chief Executive Officer	Base salary		$—		$515,000	(2)	$515,000	(2)	$—		$515,000	(2)
	Highest target cash incentive bonus		—		354,063	(3)	354,063	(3)	—		354,063	(3)
	Stock options and RSUs unvested and accelerated		—		776,641	(4)	776,641	(4)	—		3,287,540	(5)
	Benefits and perquisites:
	Health care		—		23,664	(6)	23,664	(6)	—		23,664	(6)
	Accrued vacation pay		27,731	(7)	27,731	(7)	27,731	(7)	27,731	(7)	27,731	(7)
	Tax indemnity payments(1)		—		—		—		—		1,800,443

	Total		$27,731		$1,697,099		$1,697,099		$27,731		$6,008,441

James P. Kelly,	Compensation:
Senior Vice President, Chief Financial Officer, Treasurer and Secretary	Base salary	$			$315,000	(2)	$315,000	(2)	$—		$315,000	(2)
	Target cash incentive bonus		—		126,000	(8)	126,000	(8)	—		126,000	(8)
	Stock options and RSUs unvested and accelerated		—		327,027	(4)	327,027	(4)	—		1,461,518	(5)
	Benefits and perquisites:
	Health care Accrued		—		23,664	(6)	23,664	(6)	—		23,664	(6)
	vacation pay		10,904	(7)	10,904	(7)	10,904	(7)	10,904	(7)	10,904	(7)

	Total		$10,904		$802,595		$802,595		$10,904		$1,937,086

Robert Repella,	Compensation:
former Senior Vice President and Chief Commercial Officer(9)	Base salary	$—		$368,000	(2)	$368,000	(2)	$—		$368,000	(2)
	Target cash incentive bonus	—		147,200	(8)	147,200	(8)	—		147,200	(8)
	Stock options and RSUs unvested and accelerated	—		325,108	(4)	325,108	(4)	—		1,557,028	(5)
	Benefits and perquisites:
	Health care	—		23,664	(6)	23,664	(6)	—		23,664	(6)
	Accrued vacation pay	—		—		—		—		—

	Total	$—		$863,972		$863,972		$—		$2,095,892

Paolo Baroldi,	Compensation:
M.D., Ph.D., Senior Vice President, Chief Medical Officer	Base salary	$—		$320,000	(2)	$320,000	(2)	$—		$320,000	(2)
	Target cash incentive bonus	—		128,000	(8)	128,000	(8)	—		128,000	(8)
	Stock options and RSUs unvested and accelerated	—		163,997	(4)	163,997	(4)	—		2,178,575	(5)
	Benefits and perquisites:
	Health care	—		23,664	(6)	23,664	(6)	—		23,664	(6)
	Accrued vacation pay	6,769	(7)	6,769	(7)	6,769	(7)	6,769	(7)	6,769	(7)

	Total	$6,769		$642,430		$642,430		$6,769		$2,657,008

(1)

Dr. Polymeropoulos is eligible to receive benefits payable in connection with the tax indemnity agreement described above in “Severance and Change in Control Arrangements” which was approved by our Compensation Committee on March 16, 2007.

(2)	Last monthly base salary prior to the termination for a period of 12 months following the date of the termination.

(3)	Greater of the most recent target cash incentive bonus awarded prior to termination or the average of the prior three years cash incentive bonuses.

(4)

In the event that the executive officer’s employment is terminated by the Company for any reason other than cause or permanent disability, the vested portion of the executive officer’s options is determined by adding three months to the executive officer’s service.

(5)

Full acceleration for all options and RSUs will occur in the event of an involuntary termination following a change of control. For purposes of the table above, settlement of the RSUs is assumed to have occurred on December 31, 2013.

(6)	Payment of the COBRA health insurance premiums up to 12 months or until the executive officer begins employment with another company that offers comparable benefits.

(7)	Based on accrued but unused vacation days available to the executive officer at December 31, 2013.

(8)	Represents the executive officer’s target cash bonus in effect as of December 31, 2013.

(9)

Mr. Repella’s employment terminated effective as of January 1, 2014. Pursuant to his separation and release agreement, Mr. Repella is entitled to receive a total of $561,347 in connection with his termination, which includes $368,000 in salary payments, $147,200 in bonus payments, $23,200 in COBRA premiums and $22,947 in monthly rent and parking payments.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board of Directors recognizes the interests our investors have in the compensation of our executive officers. In recognition of that interest and as required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in our Compensation Discussion and Analysis, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success and will drive the creation of stockholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

The Compensation Committee of our Board of Directors continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in detail in our Compensation Discussion and Analysis our compensation programs are designed to motivate our executive officers to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards and performance conditions for certain equity awards) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Stockholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders advise that they approve, in a non-binding vote, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, related compensation tables, and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s 2014 Annual Meeting of Stockholders.”

In order for Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

As an advisory vote, the result will not be binding on our Board of Directors or Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 3, THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2013, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

All of the transactions set forth below were approved by a majority of our Board of Directors, including a majority of the independent and disinterested members of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the audit committee and a majority of the members of our Board of Directors, including a majority of the independent and disinterested members of our Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.

In addition, the Company is a party to a tax indemnity agreement with Dr. Polymeropoulos. Under this tax indemnity agreement, the Company or its successor will reimburse Dr. Polymeropoulos for any excise tax that he is required to pay under Section 4999 of the Code of 1986, as amended, as well as the income and excise taxes imposed on the reimbursement. Section 4999 imposes a 20% excise tax on payments and distributions that are made or accelerated (or the vesting of which is accelerated) as a result of a change in control of the Company. The excise tax applies only if the aggregate value of those payments and distributions equals or exceeds 300% of Dr. Polymeropoulos’ average annual compensation from the Company for the last five completed calendar years. If the tax applies, it attaches to the excess of the aggregate value of the payments and distributions over 100% of Dr. Polymeropoulos’ average annual compensation. In the Company’s case, the payments and distributions consist of the continuation of salary, incentive bonus and health insurance coverage for varying periods of time and accelerated vesting of stock options to varying degrees. For information on Dr. Polymeropoulos’ payments due under the tax indemnity agreement in the event of termination of his employment for year ended December 31, 2013, see “Compensation of Executive Officers — Estimated Payments and Benefits Upon Termination.”

Stock Option and Restricted Stock Unit Awards

For information regarding stock options, stock awards and RSUs granted to our named executive officers and directors, see “Corporate Governance — 2013 Director Compensation” and “Compensation of Executive Officers.”

NO INCORPORATION BY REFERENCE

In Vanda’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” and the “Report of the Compensation Committee” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Annual Meeting by telephone or over the internet so your shares will be represented at the Annual Meeting.

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations

Vanda Pharmaceuticals Inc.

2200 Pennsylvania Avenue

Suite 300E, Washington, D.C. 20037

or

Call (202) 734-3400

If you need additional copies of this Proxy Statement or voting materials, you should contact Investor Relations as described above.

The Board of Directors of Vanda Pharmaceuticals Inc.

Washington, D.C.

April 7, 2014

0000207729_1 R1.0.0.51160

Vanda Pharmaceuticals Inc.

2200 Pennsylvania Ave. NW,

Suite 300E

Washington, D.C. 20037

Investor Address Line 1

1

Investor Address Line 2

Investor Address Line 3

1 1 OF

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

2

ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

CONTROL # 000000000000

SHARES

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

PAGE

1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Richard W. Dugan

02 Vincent J. Milano

The Board of Directors recommends you vote FOR proposals 2 and 3.

For Against Abstain

2 TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

3 TO APPROVE ON AN ADVISORY BASIS THE NAMED EXECUTIVE OFFICER COMPENSATION.

NOTE: To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]

Date JOB # Signature (Joint Owners) Date

SHARES CUSIP # SEQUENCE #

02

0000000000

0000207729_2 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

VANDA PHARMACEUTICALS INC.

Annual Meeting of Stockholders

May 22, 2014 9:00 AM

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 22, 2014

The undersigned appoints Mihael H. Polymeropoulos, M.D. and Mr. James P. Kelly, or any of them as shall be in attendance at the 2014 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Vanda Pharmaceuticals Inc. (the “Company”), to be held on May 22, 2014, at 9:00 a.m. local time, at the Washington Marriott, located at 1221 22nd Street NW, Washington, D.C. 20037, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the Board of Directors’ nominees for director in Proposal 1, “FOR” Proposal 2, AND “FOR” Proposal 3, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side